PROSPECTUS SUPPLEMENT
(To prospectus dated November 10, 1998)
-------------------

               Mortgage Lenders Network Home Equity Loan Trust 1998-3
                                       Issuer

                                 $114,925,000 6.38%
                         Asset-Backed Notes, Series 1998-3
                                     [MLN LOGO]
                         Mortgage Lenders Network USA, Inc.
                                Seller and Servicer
                       Residential Asset Funding Corporation
                                     Depositor




--------------------------------------------------------------------------------
Consider carefully the risk factors starting on page   S-11 of this prospectus
supplement and page 17 of the prospectus before making a decision to invest in the notes.

The notes represent asset-backed debt secured solely by the mortgage loans held by the trust. The notes are not interests in or obligations of any other person.

No governmental agency or instrumentality has insured or guaranteed the notes or the underlying mortgage loans.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

Mortgage Lenders Network Home Equity Loan Trust 1998-3 will issue its asset backed notes backed solely by a pledge of the assets of the trust.

The Notes--

The trust will issue one class of notes offered for sale by this prospectus supplement.

Interest and principal on the notes is scheduled to be paid monthly on the 25th day of the month or, if such day is not a business day, the immediately following business day. The first scheduled payment date is January 25, 1999.

Credit enhancement--

The assets of the trust may exceed the principal balance of the notes and, if so, will result in overcollateralization which will be available to absorb losses.

The notes will be unconditionally and irrevocably guaranteed as to the timely payment of scheduled interest and the ultimate payment of principal pursuant to the terms of a financial guaranty insurance policy to be issued by MBIA Insurance Corporation.
                                    [MBIA Logo]
The notes will be purchased by the underwriters from the issuer and offered by the underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the issuer from the sale of the notes are anticipated to be approximately $114,937,961 before the deduction of expenses payable by the issuer, estimated to be approximately $300,000.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OF COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    First Union Capital Markets, a division of Wheat First Securities, Inc., and Prudential Securities Incorporated will offer the notes for sale after the notes have been issued by the trust and purchased by the underwriters. The underwriters have the right to reject any order. The underwriters expect to deliver the notes on or about December 18, 1998 through The Depository Trust Company, Cedelbank or the Euroclear system.

   FIRST UNION CAPITAL MARKETS                PRUDENTIAL SECURITIES INCORPORATED

             The date of this prospectus supplement is December 11, 1998

Important notice about the information presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

      This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

      TO THE EXTENT THE PROSPECTUS CONTEMPLATES DIFFERENT TYPES OF SECURITIES, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT WITH RESPECT TO THESE SECURITIES.

      The depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

      The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference the financial statements of MBIA Insurance Corporation included in, or as exhibits to, the Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which have been filed by MBIA Insurance Corporation.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus. You can obtain from Residential Asset Funding Corporation, Inc., free of charge, a copy of the financial information incorporated by reference by making an oral or written request to Residential Asset Funding Corporation, at its principal offices which are located c/o First Union Capital Markets, 301 South College Street, Charlotte, North Carolina 28288-0610, Attention: Legal Department, (704) 374-2703.

      Mortgage Lenders Network USA, Inc.'s principal offices are located at Middlesex Corporate Center, 213 Court Street, Middletown, Connecticut 06457 and its telephone number is (860) 344-5700.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS






SUMMARY.....................................................S-5
RISK FACTORS...............................................S-11
DESCRIPTION OF THE NOTES...................................S-17
  General..................................................S-17
  Book-Entry Registration and Definitive Notes.............S-18
  Assignment of Mortgage Loans.............................S-22
  Payments on the Notes....................................S-24
  Note Account.............................................S-28
  Overcollateralization Feature............................S-30
  Reports to Noteholders...................................S-32
  Redemption of the Notes..................................S-33
  Payments to the Holder(s) of the Residual Interest.......S-35
  The Indenture Trustee....................................S-35
  Voting...................................................S-36
  Note Events of Default...................................S-36
THE ISSUER.................................................S-36
  MORTGAGE LENDERS NETWORK USA, INC........................S-36
DESCRIPTION OF THE MORTGAGE POOL...........................S-37
  General..................................................S-37
  Mortgage Loan Characteristics............................S-37
  Underwriting Standards...................................S-47
CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS................S-51
  General..................................................S-51
  Weighted Average Life....................................S-55
SERVICING OF THE MORTGAGE LOANS............................S-60
  General..................................................S-60
  Customary Servicing Procedures...........................S-61
  The Servicing Agreement..................................S-62
  Servicing and Other Compensation; Payment of Expenses....S-68
  Historical Servicing Experience of the Servicer..........S-69
THE NOTE INSURANCE.........................................S-71
  The Insurance Policy.....................................S-71
  The Note Insurer.........................................S-73
  Year 2000 Readiness Disclosure...........................S-76
  Credit Enhancement Does Not Apply to Prepayment Risk.....S-76
ERISA CONSIDERATIONS.......................................S-76
USE OF PROCEEDS............................................S-78
LEGAL INVESTMENT CONSIDERATIONS............................S-78
UNDERWRITING...............................................S-78
REPORT OF EXPERTS..........................................S-79
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................S-79
STATE TAX CONSIDERATIONS...................................S-82
LEGAL MATTERS..............................................S-82
RATING OF THE NOTES........................................S-82
INDEX OF PRINCIPAL TERMS...................................S-84
Annex A
   Global Clearance, Settlement and Tax Documentation
   Procedures...............................................A-1

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Principal Terms" beginning on page S-84 in this prospectus supplement and under the caption "Index of Principal Terms" beginning on page (i) in the accompanying prospectus.

--------------------------------------------------------------------------------

Parties

The Trust or Issuer

Mortgage Lenders Network Home Equity Loan Trust 1998-3 is a Delaware trust, formed pursuant to an agreement among Residential Asset Funding Corporation and Wilmington Trust Company.

The Seller

Mortgage Lenders Network USA, Inc., a Delaware corporation, has originated or acquired the mortgage loans. It will convey its interest in the mortgage loans to the depositor.

The Servicer

Mortgage Lenders Network USA, Inc. will act as servicer of the mortgage loans held by the trust.

The Depositor

Residential Asset Funding Corporation, a North Carolina corporation, will convey the mortgage loans to the trust after acquiring them from Mortgage Lenders Network USA, Inc.

The Note Insurer

MBIA Insurance Corporation is a New York financial guaranty insurance company.

The Indenture Trustee

Norwest Bank Minnesota, National Association is a national banking association. If Mortgage Lenders Network USA, Inc. is terminated as servicer, Norwest Bank will take over the servicer's obligations or appoint a successor servicer.

The Owner Trustee

Wilmington Trust Company, a Delaware banking corporation, will act as owner trustee.


Description of the notes

The Notes

The trust will issue its asset-backed notes, designated as the "Mortgage Lenders Network Home Equity Loan Trust 1998-3 Asset-Backed Notes, Series 1998-3." The initial principal amount of the notes is indicated on the front cover of this prospectus supplement.

The Assets of the Trust

The notes will be backed solely by a pledge of the assets of the trust. The assets of the trust will consist of (i) a pool of primarily fixed rate, residential one- to four-family, first and second lien mortgage loans; (ii) a security interest in the related underlying property; (iii) principal and interest payments on the mortgage loans; (iv) the trust's rights under a mortgage loan sale agreement and a servicing agreement; and (v) certain other property.

The Stated Maturity of the Notes

The stated maturity date for the notes, on which the final payment of principal must ultimately be made, is January 25, 2030, which is the payment date that occurs in the thirteenth month following the month in which the last maturity date of any mortgage loan conveyed to the trust is scheduled to occur. The depositor anticipates, however, that actual final payment of principal on the notes will occur significantly earlier.

Book-Entry Format

The notes will initially be issued in book-entry form only, through the facilities of The Depository Trust Company. The notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.


Payments on the Notes

Payment Dates

Principal and interest is scheduled to be paid to the noteholders on the 25th day of each month, or, if such day is not a business day, on the following business day, commencing on January 25, 1999.

Record Dates

The indenture trustee will make payments to the noteholders of record determined as of the last business day before the payment date or in the event that the notes are issued in definitive form, the last day of the calendar month immediately prior to the payment date.

Due Periods and Collection Periods

Generally, payments made to noteholders on each payment date will relate to the collections of principal and interest on the mortgage loans in the due period, with respect to all scheduled collections of principal and interest, or the collection period, with respect to all unscheduled collections. The due period commences on the second day of the calendar month immediately before the month in which the related payment date occurs and ends on the first day of the calendar month in which the related payment date occurs. The collection period is the calendar month before the calendar month in which the related payment date occurs.

Funds Available for Payment of Interest and Principal

The following funds will generally be available for the payment of interest and principal on the notes:

o     collections on the mortgage loans, net of fees and expenses;
o any advances made by the servicer in respect of delinquent payments of principal and interest on mortgage loans;
o     proceeds from any insurance policy covering a mortgaged property;
o any other proceeds, net of expenses, the servicer receives from the sale, foreclosure, condemnation or other disposition of a mortgaged property;
o interest payments made by the servicer to compensate in part for any shortfall in interest payments on the notes caused by a mortgagor prepaying all or part of a mortgage loan;
o any amounts resulting from the repurchase, release, removal or substitution of a mortgage loan; and

o in the event the notes are redeemed in the manner described herein, amounts deposited in connection with such redemption.

Interest

Interest on the notes will accrue at the note interest rate during each interest period. The note interest rate will initially be 6.38% per annum and will increase to 6.88% per annum after the first payment date upon which the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of December 1, 1998. Generally, the interest period will be the calendar month preceding a payment date. In the case of the January 1999 payment date, interest begins to accrue on December 1, 1998.

Interest on the notes will be calculated on the basis of a year of 360 days and twelve 30 day months.

Principal

On each payment date, the noteholders are scheduled to receive an amount of principal generally equal to the sum of all scheduled payments of principal made or advanced on the mortgage loans and all other amounts collected or received or otherwise recovered in respect of principal on the mortgage loans.

Servicer Advances

The servicer will make advances to pay all reasonable out-of-pocket costs, such as the cost of pursuing judicial proceedings relating to the mortgages and the costs of managing and liquidating mortgaged properties. The servicer is also required to make advances with respect to delinquent payments of principal and interest on the mortgage loans. The servicer, however, is only required to make such advances if it believes that it can recover the advance from later proceeds or collections on the related mortgage loan. The servicer may recover servicing advances out of other amounts the servicer may collect with respect to the mortgage loans.

Compensating Interest Payments

The servicer will also make interest payments to compensate in part for any shortfall in interest payments on the notes which result from a mortgagor prepaying all or part of a mortgage loan. The amount of such payments will not exceed the servicing fee payable for the related period. The insurance policy does not cover shortfalls in interest arising from prepayments. The servicer is not entitled to recover compensating interest payments from the trust.

Application of Excess Cash

Generally, because the payments of interest and principal on the mortgage loans exceed the sum of the amounts payable to the note insurer, the payment of indenture trustee and servicing fees and payments of monthly interest and principal to the noteholders, there will be excess cash each month above that required to pay principal and interest on the notes. Excess cash will be used to pay down the note balance in order to reach the required level of overcollateralization. After reaching the required level of overcollateralization, any excess cash remaining after payments on the notes and payments to the note insurer in respect of the notes will be released to the holder of the residual interest and will not be available for any subsequent payments to the noteholders or the note insurer.


Trust Certificates

The trust will also issue a trust certificate or residual interest which represents the ownership interest in the mortgage loans and is subordinate in priority of payment to the notes. MLN Capital Corporation I, a Delaware corporation and a wholly-owned subsidiary of the seller, will hold the trust certificate. The trust certificate is not offered by this prospectus supplement and the accompanying prospectus.


Credit Enhancement

Credit enhancement reduces the harm caused to noteholders by shortfalls in collections received and losses incurred on the mortgage loans. The credit enhancement available to the noteholders will consist of the insurance policy issued by MBIA Insurance Corporation, the note insurer, and the overcollateralization provisions of the trust.

Insurance Policy

MBIA Insurance Corporation will issue its financial guaranty insurance policy to the indenture trustee for the benefit of the noteholders. The effect of the insurance policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, the notes.

For any payment date, the amount paid by the note insurer will generally equal
(i) the sum of (a) the interest payable on the notes minus any funds available for payment on such date, and (b) the amount necessary to keep the notes from being undercollateralized (i.e., to ensure that the trust's liabilities do not exceed its assets) plus (ii) the amount required to repay any amount previously distributed to a noteholder that a bankruptcy court seeks to recover as a voidable preference.

Payments Not Insured by the Insurance Policy

The insurance policy does not insure the payment of the following:

o any shortfall arising because the trust or the indenture trustee incurred liability for withholding taxes;
o any shortfall in interest as a result of prepayments on the mortgage loans; or
o shortfalls in interest due to the application of the Soldiers' and Sailors' Relief Act of 1940, as amended;
o     amounts the servicer is required to pay under the servicing agreement; or
o any shortfall created when the liquidation of a mortgaged property yields less than the principal amount owed on the loan.

Overcollateralization

The cash flow provisions of the trust may result in a limited acceleration of the notes relative to the amortization of the mortgage loans. This acceleration feature creates overcollateralization which equals the excess of the total principal balance of the trust's assets over the total principal balance of the notes. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that the noteholders will have some protection against payment shortfalls and so that the note balances will be reduced to zero no later than the date the notes are scheduled to mature.

As of the closing date, the level of overcollateralization will be zero; on each payment date, the indenture trustee will apply excess cash to pay down the note balance until the required level of overcollateralization is reached.

The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of the notes until the required level is reached. Any decrease will result in slower amortization of the notes until the required level is reached.


Mortgage Loan Pool

Statistical Information

The statistical information on the mortgage loans presented in this prospectus supplement is based on the pool of mortgage loans as of December 1, 1998.

Mortgage Loan Data

As of December 1, 1998, there were 1,849 mortgage loans secured by mortgages on residential properties, exclusively, and having the following characteristics:

Number of
Mortgage Loans                         1,849
Principal Balance
   Aggregate Principal Balance         $114,925,787.66
   Average Principal Balance           $62,155.65
   Range of Principal
   Balances                            $9,872.60-$223,876.36
Remaining Term to Maturity
   Weighted Average
   Remaining Term
   to Maturity                         255 months
   Range of Remaining Term
   to Maturity                         57 - 360 months
Original Combined Loan-to-Value
   Ratio Weighted Average
   Combined Loan-to-Value Ratio        79.49%
   Range of Combined Loan-to-Value
   Ratios                              8.33%  - 125.48%
Interest Rate
   Weighted Average Interest Rate      10.415%
   Range of Interest Rates             7.200%  - 17.500%
Percentage of Fixed Rate Loans         95.75%
Percentage of Adjustable Rate
   Loans                               4.25%
Percentage of Balloon Mortgage
   Loans                               34.79%

Optional Redemption

The majority holders of the trust certificate and the servicer have the option to redeem the notes, in full but not in part, on or after any payment date on which the aggregate principal balance of the mortgage loans has declined to less than 10% of the aggregate principal balance of the mortgage loans as of December 1, 1998.

TERMINATION OF MORTGAGE POOL

After the payment date upon which the remaining principal balance of the mortgage loans is less than 20% of the original principal balance of the mortgage pool as of the cut-off date, the indenture trustee will solicit bids to purchase the remaining mortgage loans at their market value.

The indenture trustee will sell the mortgage loans only if (i) the indenture trustee receives at least three bids on the mortgage loans, (ii) the highest bid is equal to or greater than the fair market value of the mortgage loans and
(iii) the highest bid when added to any amounts available on the payment date, equals or exceeds the sum of (a) all interest due on the notes, (b) the aggregate remaining note balance, and (c) any accrued and unpaid amounts due to the note insurer, the servicer, the indenture trustee and the owner trustee, and
(iv) the indenture trustee receives an opinion of counsel stating that the sale will have no adverse tax consequences to the issuer, the noteholders and to the tax characterization of the trust.

If the indenture trustee sells the mortgage loans, the proceeds of the sale will be used to redeem the notes in full, and any excess shall go to the holder of the residual interest. The indenture trustee will solicit bids on a quarterly basis if the requirements for a sale listed above are not met.


Material Federal Income Tax Consequences

In the opinion of Dewey Ballantine LLP, the notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The issuer and the depositor agree and each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.


ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations" herein, the notes may be acquired and held by employee benefit plans and other retirement plans and arrangements subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.


Legal Investment Considerations

The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.


Rating of the Notes

Before the trust can issue the notes, the notes must receive a rating of "AAA" from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and a rating of "Aaa" from Moody's Investors Service, Inc. in order to be issued.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors.

                                   RISK FACTORS

            Prospective investors in the notes should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the notes. Any statistical information presented below is based upon the characteristics of the Mortgage Loans as of December 1, 1998.


As a Result of the Underwriting Standards, the Mortgage Loans are Likely to Experience Higher
Rates of Delinquency, Foreclosure and Bankruptcy than those Underwritten in a More Traditional
Manner

            The mortgage loans have been originated using underwriting standards that are significantly less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those run by Fannie Mae or by Freddie Mac. For example, the mortgage loans may have been made to mortgagors having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or mortgagors with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. As a result of the underwriting standards, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.


Delinquent Mortgage Loans May Result in Higher Losses

            Approximately 1.86% of the mortgage loans by principal balance as of December 1, 1998 were more than 30 days, but less than 60 days, past due. In addition, because approximately 39.64% of the mortgage loans by principal balance as of December 1, 1998 have a first scheduled monthly payment due date occurring after December 1, 1998, it is not possible for such mortgage loans to have had a scheduled monthly payment past due as of December 1, 1998. Substantially all of the Mortgage Loans were originated or acquired within the last three months and are not very seasoned. Accordingly, there can be no assurance as to the likelihood of default by the mortgagors or as to the likelihood of delinquency. The Mortgage Loans with higher loan-to-value ratios or combined loan-to-value ratios may also present a greater risk of loss. Approximately 35.96% of the mortgage loans by principal balance as of December 1, 1998, have combined loan-to-value ratios at origination in excess of 80%. None of the mortgage loans will be insured by a primary mortgage insurance policy.

            No assurance can be given that the values of the mortgaged properties will not decline from those on the dates the related mortgage loans were originated and any such decline could render the information set forth herein with respect to the combined loan-to-value ratios of such mortgage loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans become equal to or greater than the values of such mortgaged properties, the actual rate of delinquencies, foreclosures and losses on the related mortgage loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by noteholders could occur. In the event that any mortgaged properties fail to provide adequate security for the related mortgage loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the insurance policy to the extent of interest due to the noteholders on the related payment date and the amount of any overcollateralization deficit with respect to such payment date.


Origination Risks; Seller's Reliance on Brokers and Correspondents

            Mortgage Lenders Network USA, Inc. depends largely on independent mortgage brokers and, to a lesser extent, on correspondent lenders, for its originations and purchases of mortgage loans, including the mortgage loans. All brokers and correspondents in the Seller's network must undergo an approval process and enter into an agreement with Mortgage Lenders Network USA, Inc. pursuant to which the broker or correspondent agrees to comply with Mortgage Lenders Network USA, Inc.'s eligibility and origination requirements. Mortgage Lenders Network USA, Inc. underwrites all loans it funds through brokers and re-underwrites all loans it purchases through correspondents, and regularly reviews the performance of loans originated or purchased through its brokers and correspondents. Mortgage Lenders Network USA, Inc. undertakes pre-closing and post-closing quality control procedures involving random samples of loans to confirm that the loans are being originated and underwritten in accordance with Mortgage Lenders Network USA, Inc.'s guidelines (subject to exceptions approved by Mortgage Lenders Network USA, Inc. prior to loan funding).

            Mortgage Lenders Network USA, Inc. has no reason to believe that any of the files for the mortgage loans included in the trust include defective appraisals or falsified credit documents although no assurance can be given that a mortgagor, broker, correspondent or appraiser has not submitted defective or falsified documents.


Nature of Collateral May Lead to Delays or Shortfalls in Distributions to Noteholders

            Because the mortgage loans are secured in certain cases by second liens that are subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a second mortgage loan only to the extent that the claims of such senior mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the senior mortgage, in which case it must either pay the entire amount due on the senior mortgage to the senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the servicer's practice to satisfy the senior mortgage at or prior to the foreclosure sale. The issuer will have no source of funds to satisfy the senior mortgage or make payments due to the senior mortgagee.

            Even assuming that a mortgaged property provides adequate security for the related mortgage loan, substantial delays could be encountered in connection with the liquidation of a mortgage loan that is delinquent, and resulting shortfalls in distributions to noteholders could occur. Liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to noteholders and thereby reduce the security for the mortgage loans. The combined loan-to-value ratio for the mortgage loans ranged from 8.33% to 125.48% as of December 1, 1998, with a weighted average of 79.49% (based on December 1, 1998 principal balances).

            Approximately 9.52% of the mortgage loans by principal balance as of December 1, 1998 are secured by second mortgages or deeds of trust. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate, the issuer and, accordingly, the noteholders, will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and
(ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.


Higher Default Rates May Occur for Mortgage Loans with Balloon Payments

            Approximately 34.79% of the mortgage loans by principal balance as of December 1, 1998 are "balloon" loans that provide for the payment of the outstanding principal balance of such mortgage loan in a single payment at maturity. Such balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. Mortgage Lenders Network USA, Inc. does not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing mortgage loans. In addition, the ability of a borrower to repay a balloon loan at maturity frequently will depend on such borrower's ability to refinance the related mortgage loan. The ability of a borrower to refinance such a mortgage loan will be affected by a variety of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower's equity in the related mortgaged property, the financial condition of the borrower and general economic conditions at the time. The inability of a borrower to refinance a balloon loan may result in delinquencies or defaults.


Geographic Concentration of Mortgaged Properties
May Result in Higher Losses of Particular Regions
Experiencing Downturns

            Approximately 11.39%, and 10.83% of the mortgage loans by principal balance as of December 1, 1998 are secured by Mortgaged Properties located in Ohio and Illinois, respectively. In general, declines in the residential real estate markets in such states may adversely affect the values of the mortgaged properties securing such mortgage loans such that the aggregate principal balance of such mortgage loans will equal or exceed the value of such mortgaged properties. In addition, adverse economic conditions in such states (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those currently experienced in the mortgage lending industry in general.


Given its Limited Operating History for the Type of Mortgage Loans in the Trust, Mortgage Lenders
Network USA, Inc. Does Not Have Any Significant
Historical Loss and Delinquency Data

            The servicer, Mortgage Lenders Network USA, Inc., commenced its servicing activities for mortgage loans in April 1997. As a result, Mortgage Lenders Network USA, Inc. has limited historical data available regarding loan performance. Consequently, the servicer has been unable to develop meaningful statistics relating to the historical performance of the mortgage loans in its servicing portfolio. As a result, it is unknown how Mortgage Lenders Network USA, Inc.'s mortgage loan portfolio will perform relative to the portfolios of other mortgage lenders and servicers. Therefore, no assurance can be given as to the level of losses and delinquencies that the mortgage loans will experience


Prepayment of the Mortgage Loans May Adversely
Affect the Yield to Maturity of the Notes

            The mortgage loans may be prepaid by the related mortgagors in whole or in part, at any time. However, approximately 45.57% of the mortgage loans by principal balance as of December 1, 1998 require the payment of a fee in connection with certain prepayments, which may discourage prepayments. The rate of prepayments of the mortgage loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

            The average life of the notes, and, if purchased at other than par, the yields realized by noteholders will be sensitive to levels of payment, including prepayments, on the mortgage loans. In general, the yield on notes purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of prepayments and enhanced by a lower than anticipated level. Conversely, the yield on notes purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of prepayments and adversely affected by a lower than anticipated level.


Insurance Policy Does Not Apply to Prepayment Risk

            In general, the protection afforded by the insurance policy is protection for credit risk and not for prepayment risk. A claim cannot be made under the insurance policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the assets in the trust.

Payments of Excess Cash May Affect the Yield to
Maturity on the Notes

            Excess cash will be paid to reduce the outstanding principal balance of the notes on any payment date if the level of overcollateralization required at the time in question exceeds the actual level of overcollateralization on such payment date. The rate at which excess cash is paid to noteholders will affect the yield to maturity on a note, if purchased at a premium or a discount. If the actual rate of such excess cash payments is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than the investor's anticipated yield. If the actual rate of excess cash payments is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

            The amount of excess cash on any payment date depends on the actual amount of interest collected on the mortgage loans during the related collection period. Collections of interest on the mortgage loans will be influenced by changes in the weighted average of the interest rates on the mortgage loans resulting from prepayments and liquidations of such mortgage loans as well as from adjustments of interest rates on the adjustable rate loans included in the trust. The amount of excess cash payments paid to reduce the note balance on each payment date will be based on the level of overcollateralization required at the time in question. The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of the notes until the required level is reached. Any decrease will result in slower amortization of the notes until the required level is reached.


Notes are Non-Recourse Obligations

            The notes will be non-recourse obligations solely of the issuer and will not represent an obligation of or interest in MBIA Insurance Corporation, Mortgage Lenders Network USA, Inc., Norwest Bank Minnesota, National Association, Wilmington Trust Company, Residential Asset Funding Corporation, MLN Capital Corporation I or any of their respective affiliates, except as described herein. The assets included in the trust and payments under the insurance policy will be the sole source of payments on the notes, and there will be no recourse to MBIA Insurance Corporation, Mortgage Lenders Network USA, Inc., Norwest Bank Minnesota, National Association, Wilmington Trust Company, Residential Asset Funding Corporation, MLN Capital Corporation I or any of their respective affiliates, or any other entity, in the event that such assets or payments are insufficient or otherwise unavailable to make all payments provided for under the notes.


Book-Entry Registration

            Issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary trading market because investors may be unwilling to purchase notes for which they cannot obtain physical certificates.

            Because transactions in the Notes can be effected only through the Depository Trust Company, Cedelbank, the Euroclear system, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge a note to persons or entities that do not participate in the Depository Trust Company, Cedelbank or Euroclear system, or otherwise to take actions in respect of such note, may be limited due to lack of a physical certificate representing such note.

            Beneficial owners may experience some delay in their receipt of payments of interest of and principal on the notes because such payments will be forwarded by the indenture trustee to the Depository Trust Company and the Depository Trust Company will credit such payments to the accounts of its participants, which will thereafter credit them to the accounts of beneficial owners either directly or indirectly through indirect participants.


Year 2000 Issue May Adversely Affect the Distributions to Noteholders

            As is the case with most companies using computers in their operations, each of the servicer and the indenture trustee is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of these parties' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each of these parties is expected to be engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the servicer or the indenture trustee, or any of their suppliers, customers, brokers or agents do not successfully achieve year 2000 compliance on a timely basis, the performance of their obligations under the transaction agreements could be materially adversely affected.

                             DESCRIPTION OF THE NOTES

            Mortgage Lenders Network Home Equity Loan Trust 1998-3 (the "Trust" or the "Issuer") will be formed pursuant to a trust agreement, dated as of December 1, 1998 (the "Trust Agreement"), between Residential Asset Funding Corporation (the "Depositor") and Wilmington Trust Company (the "Owner Trustee"). The Issuer will issue its Asset-Backed Notes, Series 1998-3 (the "Notes") pursuant to an indenture, dated as of December 1, 1998 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association (the "Indenture Trustee"). The summaries of certain provisions of the Indenture set forth below and under the caption "The Agreements" in the Prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Indenture, prospective investors in the Notes are advised to review the Indenture, a copy of which Mortgage Lenders Network USA, Inc. (the "Seller") will provide (without exhibits) without charge upon written request addressed to the Seller at Middlesex Corporate Center, 11th Floor, 213 Court Street, Middletown, Connecticut 06457.


General

            The Notes will be secured by the Trust Estate (as defined below) created by the Indenture. The Notes represent non-recourse obligations of the Issuer, and proceeds of the assets in the Trust Estate and payments under the financial guaranty insurance policy (the "Insurance Policy") issued by MBIA Insurance Corporation (the "Note Insurer"), if any, will be the only sources of payments on the Notes. The Notes will not represent an interest in or obligation of Residential Asset Funding Corporation, MLN Capital Corporation I (the "Company"), Mortgage Lenders Network USA, Inc., as servicer (in such capacity, the "Servicer") and as seller, the Indenture Trustee, the Owner Trustee, the Depositor, the Underwriters (as defined herein), the Note Insurer, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Issuer.

            The assets of the trust (the "Trust Estate") will consist of (i) a pool (the "Mortgage Pool") of primarily fixed rate mortgage loans (the "Mortgage Loans") secured by first and second lien mortgages or deeds of trust, on the related mortgaged properties ("Mortgaged Properties"), and including the related promissory notes (the "Mortgage Notes"); (ii) all payments in respect of principal and interest on the Mortgage Loans (other than any principal or interest payments due thereon on or prior to the opening of business on December 1, 1998 (the "Cut-off Date")); (iii) security interests in the Mortgaged Properties; (iv) the Issuer's rights under the Sale Agreement (as defined below) and the servicing agreement among the Issuer, the Servicer and Norwest Bank Minnesota, National Association (the "Servicing Agreement"); and (v) certain other property.

            Payments on the Notes will be made on the 25th day of each month, or if such day is not a business day, on the following business day (each, a "Payment Date"), commencing January 25, 1999. All payments on the Notes will be made by or on behalf of the Indenture Trustee to each holder of a Note (a "Noteholder") of record on the business day immediately preceding the related Payment Date (or, with respect to Notes in definitive form, the last day of the month immediately preceding the month in which such Payment Date occurs) (the "Record Date"). Payments on Notes issued in book-entry form will be made by or on behalf of the Indenture Trustee to the Depository Trust Company ("DTC"). Payments on notes issued in definitive form ("Definitive Notes") generally will be made either (i) by check mailed to the address of each Noteholder as it appears in the register maintained by the Indenture Trustee or (ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder (a) is the registered holder of Definitive Notes having an initial principal amount of at least $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Noteholder of Definitive Notes for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Note will be made only upon presentation and surrender of such Definitive Note at the office or agency designated by the Indenture Trustee for that purpose.

            The Notes will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples thereof, with the exception of one Note which may be issued in a lesser amount.

            The Trust will also issue a trust certificate (the "Residual Interest") which represents the ownership interest in the Mortgage Loans and is subordinate in priority of payment to the Notes. MLN Capital Corporation I, a Delaware corporation and a wholly-owned subsidiary of the seller will hold the trust certificate.


Book-Entry Registration and Definitive Notes

            The Notes initially will be book-entry notes (the "Book-Entry Notes"). Beneficial Owners will hold the Notes through DTC, in the United States, or Cedelbank ("Cedel") or the Euroclear, system ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Notes initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" will be Cede & Co., as nominee of DTC or Citibank or Morgan, as nominees of Cedel and Euroclear, respectively. Persons acquiring a beneficial ownership interest in a Note (each, a "Beneficial Owner") will not be Noteholders as that term is used in the Indenture. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

            The beneficial ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of

DTC, if the Beneficial Owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

            Beneficial Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

            Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of the Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

            Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Consequences--Debt Securities Backup Withholding," and "--Foreign Investors" in the Prospectus and "--Information Reporting and Backup Withholding" in "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto.

            Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

            DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

            Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

            Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

            The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

            Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

            Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

            Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--Debt Securities," "--Backup Withholding," and "--Foreign Investors" in the Prospectus and "--Information Reporting and Backup Withholding" in "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge Book-Entry Notes to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Notes may be limited due to the lack of physical certificates representing such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of the Notes in the secondary market because certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

            The monthly and annual statements with respect to the Mortgage Loans and the Notes as described under "--Reports to Noteholders" herein will be provided by the Indenture Trustee to Cede & Co., as nominee of DTC and a Noteholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Notes are credited.

            DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

            Definitive Notes will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Notes and the Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Note Event of Default under the Indenture, the Beneficial Owners representing not less than 51% of the Note Balance of the Book-Entry Notes advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Beneficial Owners. Upon issuance of Definitive Notes to Beneficial Owners, the Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments. See "The Agreements--Form of Securities" in the Prospectus.

            Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to use its best efforts to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

            Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


Assignment of Mortgage Loans

            The Mortgage Loans were originated by the Seller or acquired by the Seller, through its network of brokers and correspondents and retail origination offices. On or prior to the date the Notes are issued, the Seller will convey each Mortgage Loan to the Depositor pursuant to a sale agreement between the Seller and the Depositor (the "Sale Agreement") and the Depositor in turn will convey each such Mortgage Loan to the Issuer.

            At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to such Cut-off Date), and to prepayments received on or prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

            The Indenture will require the Issuer to deliver the Mortgage Loans to the Indenture Trustee or to a permitted custodian designated by the Indenture Trustee, the related Mortgage Notes endorsed without recourse to the Indenture Trustee, the related mortgages or deeds of trust with evidence of recording thereon, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). The Seller will be required to cause to be prepared and, upon the occurrence of certain events, recorded, at the expense of the Seller and within the time period specified in the Indenture (or, if original recording information is unavailable, within such later period as is permitted by the Indenture), assignments of the mortgages from the Seller to the Indenture Trustee.

            The Indenture Trustee or a custodian on behalf of the Indenture Trustee will review the Mortgage Files delivered to it and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Issuer, the Depositor, the Note Insurer and the Seller by the Indenture Trustee, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage") be substituted for the related Mortgage Loan in the manner described below.

            In connection with the transfer of the Mortgage Loans to the Depositor, the Seller will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Mortgage Loan. In addition, the Seller will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each first mortgage is a valid first priority lien and that each second mortgage is a valid lien, that, as of the Cut-off Date, no Mortgage Loan will be more than two payments past due, that each Mortgaged Property consists of a one- to four-family residential property, mixed-use property or unit in a condominium or planned unit development, that the Seller had good title to each Mortgage Loan prior to such transfer and that the originator was authorized to originate each Mortgage Loan. The rights of the Depositor to enforce remedies for breaches of such representations and warranties in the Sale Agreement against the Seller will be assigned to the Indenture Trustee pursuant to the Indenture.

            If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interest of the Indenture Trustee therein, the Noteholders or the Note Insurer or (2) a breach of any representation or warranty made by the Seller relating to such Mortgage Loan occurs and such breach materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interests of the Indenture Trustee, the Noteholders or the Note Insurer therein, the Indenture Trustee will enforce the remedies for such defects or breaches against the Seller by requiring the Seller to remove the related

Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust Estate by remitting to the Indenture Trustee an amount equal to the Principal Balance (as defined herein) of such Defective Mortgage Loan together with interest accruing at the Mortgage Rate (net of the applicable Servicing Fee
Rate) on such Defective Mortgage Loan from the date interest was last paid by the related mortgagor to the end of the Collection Period immediately preceding the related Deposit Date, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Release Price"). The Seller will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Qualified Replacement Mortgage. Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Note Account as set forth in the Indenture, or deposit of the Release Price in the Note Account (as hereinafter defined) and receipt by the Indenture Trustee and the Note Insurer of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) to the Seller and release such Defective Mortgage Loan from the Trust Estate.

            The "Collection Period" with respect to a Payment Date shall be the period beginning on the first day of the calendar month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, the period beginning on the Cut-Off Date) and ending on the last day of such calendar month. The "Deposit Date" shall be the 18th day of the month, or if such day is not a business day, the next succeeding business day). The "Due Period" with respect to any Payment Date shall be the period commencing on the second day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or, with respect to the first Payment Date, commencing on the day following the Cut-off Date for each Mortgage Loan) and ending on the first day of the calendar month in which such Payment Date occurs.

            The obligation of the Seller to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Noteholders, the Note Insurer (with certain exceptions) or the Indenture Trustee for a Defective Mortgage Loan.


Payments on the Notes

            Payments on the Notes will be made by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment Date in January 1999, to Noteholders as of the Record Date in an amount equal to the product of such Noteholders' Percentage Interest and the amount paid in respect of the Notes. Payments on the Notes will be made solely from Available Funds. The "Percentage Interest" represented by any Note will be equal to the percentage obtained by dividing the aggregate principal balance of such Note by the Note Balance.

            On each Payment Date, the Paying Agent will be required to pay the following amounts with respect to the Notes, in the following order of priority, out of Available Funds:

            (a) first, to the Note Insurer, as subrogee to the rights of the Noteholders, the aggregate amount necessary to reimburse the Note Insurer for any unreimbursed payments of Insured Payments (as defined herein) (together with interest thereon at the Late Payment Rate specified in the Insurance Agreement) in respect of the Notes on prior Payment Dates and the amount of any unpaid Note Insurer Premiums for prior Payment Dates (together with interest thereon at the Late Payment Rate specified in the Insurance Agreement); provided, however, that the Note Insurer shall be paid unreimbursed Insured Payments and unpaid Note Insurer Premiums (and any interest thereon) with respect to such Payment Date only after the Noteholders have received Note Interest and any Overcollateralization Deficit with respect to such Payment Date;

            (b) second, to the Noteholders, the Note Interest with respect to such Payment Date;

            (c) third, to the Noteholders, the amount of Monthly Principal for the Notes with respect to such Payment Date, in reduction of the Note Balance until the Note Balance is reduced to zero;

            (d) fourth, to the Noteholders, the amount, if any, necessary for the Overcollateralization Amount to equal the Required
      Overcollateralization Amount on such Payment Date (after giving effect to application of Monthly Principal for such Payment Date) in reduction of the Note Balance until the Note Balance is reduced to zero; and

            (e) fifth, to the Note Insurer, any amounts due and owing under the Insurance Agreement that are not described in clause (a) above.

            Any Available Funds remaining after application in the manner specified above will be released to the holder(s) of the Residual Interest on such Payment Date, free from the lien of the Indenture, and such amounts will not be available to make payments on the Notes or payments to the Note Insurer on any subsequent Payment Date.

            In the event that, with respect to a particular Payment Date, Available Funds on such date are not sufficient to pay any portion of Note Interest for the Notes, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to such deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in Note Interest. In addition, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to any Overcollateralization Deficit on a Payment Date (after taking into account payments in respect of Monthly Principal and Excess Cash on such Payment Date) and apply the portion of the Insured Payment related to such Overcollateralization Deficit to reduce the Note Balance on such Payment Date by the amount of such Overcollateralization Deficit. Any Insured Payment paid to make up any Overcollateralization Deficit shall be paid to the Noteholders, in reduction of the Note Balance, until the Note Balance is reduced to zero.

            In no event will the aggregate payments of principal to Noteholders exceed $114,925,000 (the "Original Note Balance").

            The Note Insurer will be entitled to receive a monthly premium (the "Note Insurer Premium") on each Payment Date payable from amounts on deposit in the Note Account.

            "Insurance Agreement" means the insurance agreement dated as of December 1, 1998 among the Note Insurer, the Seller, the Servicer, the Depositor and the Indenture Trustee.

            "Note Interest" for any Payment Date will be an amount equal to interest accrued during the related Interest Period at the Note Interest Rate on the Note Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Notes on such preceding Payment Date).

            "Interest Period" means, with respect to any Payment Date, the immediately preceding calendar month.

            All calculations of interest on the Notes will be computed on the basis of a year of 360 days and of twelve 30 day months.

            The "Note Interest Rate" for each Interest Period prior to the Initial Redemption Date (as defined herein) will be a per annum rate equal to 6.38%, and for each Interest Period thereafter, a per annum rate equal to 6.88%.

            The "Note Balance" will equal, as of any Payment Date, the Original Note Balance less all Monthly Principal and Excess Cash paid to the Noteholders on previous Payment Dates in reduction of the Note Balance (exclusive, for the sole purpose of effecting the Note Insurer's subrogation rights, of payments made by the Note Insurer in respect of any Overcollateralization Deficit under the Insurance Policy, except to the extent reimbursed to the Note Insurer pursuant to the Indenture).

            "Monthly Principal" for any Payment Date will be an amount equal to
(A) the aggregate of (i) all scheduled payments of principal received or advanced with respect to the Mortgage Loans due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on such Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, and (ii) the aggregate of the amounts allocable to principal deposited in the Note Account on the related Deposit Date by the Issuer, the Seller or the Note Insurer in connection with a repurchase, release, removal or substitution of any such Mortgage Loans pursuant to the Indenture, reduced by (B) the amount of any Overcollateralization Surplus with respect to such Payment Date.

            The "Principal Balance" of a Mortgage Loan with respect to any Determination Date is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the Cut-off Date), less (i) all scheduled payments of principal received or advanced with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (ii) the portion of the Release Price allocable to principal remitted by the Issuer, the Servicer or the Note Insurer to the Indenture Trustee on or prior to the next succeeding Deposit Date in connection with a release and removal of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date, and (iii) the amount to be remitted by the Seller to the Indenture Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

            "Determination Date" means, as to any Payment Date, the last day of the Due Period relating to such Payment Date.

            "Payments Ahead" means any payment of one or more scheduled monthly payments remitted by a mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during the related Due Period with respect to such Mortgage Note, which sums the related mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Due Periods. Payments Ahead will be deemed received in the Due Period in which they would have become due had they not been paid in advance.

            "Principal Prepayment" means any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Insurance Proceeds allocable to principal) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that is accompanied by instructions from the related mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.
            "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

            "Available Funds" with respect to any Payment Date will consist of the sum of the amounts described in clauses (a) through (g) below, less (i) the Administrative Fee Amount in respect of such Payment Date, (ii) Monthly Advances and Servicing Advances (each as defined herein) previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and already reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Servicing Agreement and (iii) the aggregate amounts (A) deposited into the Collection Account or Note Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

            (a) all scheduled payments of interest received with respect to the Mortgage Loans due during the related Due Period and all other interest payments on or in respect of such Mortgage Loans received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the Cut-off Date, plus any Compensating Interest Payments made by the Servicer in respect of the Mortgage Loans and any net income from related REO Properties for such Collection Period;

            (b) all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Due Period and all other principal payments (including Principal

      Prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period in respect of such Mortgage Loans;

            (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgaged Property that are received during the related Collection Period and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

            (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any Insurance Proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

            (e) the aggregate of the amounts received in respect of any Mortgage Loans that are required or permitted to be repurchased, released, removed or substituted by the Seller during the related Collection Period as described in "--Assignment of Mortgage Loans" and "Servicing of the Mortgage Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Deposit Date;

            (f) the amount of any Monthly Advances made for such Payment Date;
      and

            (g) the aggregate of amounts deposited in the Note Account by the Indenture Trustee, the Issuer or the Note Insurer, as the case may be, during such Collection Period in connection with redemption of the Notes as described under "--Redemption of the Notes" herein.

            The "Administrative Fee Amount" for any Payment Date is equal to the sum of the Servicing Fee, the Indenture Trustee Fee and the Note Insurer Premium relating to such Payment Date.


Note Account

            Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account with respect to the Notes (a "Note Account") from which all payments with respect to the Notes will be made. As described below, not later than the Deposit Date, the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in the Note Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Payment Date. See "The Trust Funds--Collection and Distribution Accounts" in the Prospectus.

            Investment of Note Account. All or a portion of the Note Account may be invested and reinvested by the Indenture Trustee in one or more Permitted Investments bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in the Note Account which otherwise qualifies as a Permitted Investment. No investment in the Note Account may mature later than the Business Day preceding the Payment Date.

            The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Note Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon or manages or advises such Permitted Investment).

            All income or other gain from investments in the Note Account will not be available to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be held in the Note Account for the benefit of the Servicer, subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Note Account and then available for such application.

            Permitted Investments. The Indenture will define "Permitted Investments" generally as follows:

            (a) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

            (b) (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

            (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by "S&P" and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

            (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            (f) a guaranteed investment contract approved by each of the Rating Agencies and the Note Insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            (g) money market funds having ratings in one of the two highest available rating categories of S&P and Moody's at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein), including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or for which the Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

            (h) any investment approved in writing by the Note Insurer and written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Notes.

            The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under the Indenture shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and the
Note Insurer.


Overcollateralization Feature

            Credit enhancement with respect to the Notes will be provided in part by overcollateralization resulting from the aggregate Principal Balances of the Mortgage Loans as of the end of each Due Period exceeding the Note Balance for the related Payment Date (after taking into account the Monthly Principal and Excess Cash to be paid on such Payment Date in reduction of the Note Balance). The Indenture requires that the Overcollateralization Amount be increased to, and thereafter maintained at, the Required Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash to accelerate the pay-down of the Note Balance until the Overcollateralization Amount reaches the Required Overcollateralization Amount. Such applications of Excess Cash, because they consist of interest collections on the Mortgage Loans, but are distributed as principal on the Notes, will increase the Overcollateralization Amount. Such overcollateralization is intended to result in amounts received on the Mortgage Loans in excess of the amount necessary to pay the Note Interest and Monthly Principal required to be paid on the Notes on any Payment Date being applied to reduce the Note Balance to zero no later than the Stated Maturity of the Notes.

            The "Excess Cash" with respect to any Payment Date will be equal to Available Funds for such Payment Date, reduced by the sum of (i) any amounts payable to the Note Insurer for Insured Payments paid on prior Payment Dates and not yet reimbursed and for any unpaid Note Insurer Premiums in prior Payment Dates (in each case with interest thereon at the Late Payment Rate set forth in the

Insurance Agreement), (ii) the Note Interest for the related Payment Date and (iii) the Monthly Principal for the related Payment Date. Certain Mortgage Loans will not have their first monthly payment due until the Due Period relating to the February 1999 Payment Date. Accordingly, in the case of the January 1999 Payment Date, the amount of Excess Cash available will be lower than it would have been otherwise.

            The "Overcollateralization Amount" with respect to any Payment Date is the amount, if any, by which (x) the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period exceeds (y) the Note Balance of the Notes as of such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to an Overcollateralization Surplus) made on such Payment Date. The required level of the Overcollateralization Amount with respect to any Payment Date (the "Required Overcollateralization Amount") will be equal to the amount specified as such in the Indenture. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the Required Overcollateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans with respect to certain delinquency rate tests specified in the Indenture. In addition, Excess Cash will be applied to the payment in reduction of principal of the Notes during the period that the Mortgage Loans are unable to meet certain tests specified in the Insurance Agreement based on delinquency rates. Any increase in the Required Overcollateralization Amount may result in an accelerated amortization of the Notes until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

            The application of Excess Cash to reduce the Note Balance on any Payment Date will have the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans.

            In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all or a portion of the Excess Cash that would otherwise be paid to the Notes on any such Payment Date in reduction of the Note Balance will be released to the holder(s) of the Residual Interest.

            With respect to any Payment Date, an "Overcollateralization Surplus" means, the amount, if any, by which (x) the Overcollateralization Amount for such Payment Date exceeds (y) the then applicable Required Overcollateralization Amount for such Payment Date. As a technical matter, an Overcollateralization Surplus may result even prior to the occurrence of any decrease or "step down" in the Required Overcollateralization Amount because the Notes will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the Note Balance will, as a result of the accelerated amortization caused by the application of the Excess Cash, be less than the aggregate Principal Balance of the Mortgage Loans, in the absence of any Realized Losses on the Mortgage Loans.

            The Indenture will provide that, on any Payment Date, all amounts collected on the Mortgage Loans in respect of principal to be applied on such Payment Date will be paid to Noteholders in reduction of the Note Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists an Overcollateralization Surplus. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Noteholders on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount for the Notes, and will result in more Excess Cash, if any, being paid on the Notes in reduction of the Note Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

            Overcollateralization and the Insurance Policy. The Indenture will require the Indenture Trustee to file a claim for an Insured Payment under the Insurance Policy not later than 12:00 noon (New York City time) on the third Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit with respect to the Notes will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Noteholders on such Payment Date. With respect to any Payment Date, an "Overcollateralization Deficit" will mean the amount, if any, by which (x) the Note Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cash payments, exceeds (y) the sum of aggregate Principal Balance of the Mortgage Loans as of the end of the applicable Due Period. Accordingly, the Insurance Policy is similar to the provisions described above with respect to the overcollateralization provisions insofar as the Insurance Policy guarantees ultimate collection of the full amount of the Note Balance, rather than current payments of the amounts of any Realized Losses to the Noteholders. Investors in the Notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments in reduction of the Note Balance.


Reports to Noteholders

            Concurrently with each payment to Noteholders, the Indenture Trustee will mail a statement to each Noteholder, the Note Insurer and the Underwriters in the form required by the Indenture and setting forth the following information (to the extent the Servicer makes such information (other than the information described in clause (b) below) available to the Indenture Trustee):

            (a) the amount of such payment to the Noteholders on the related Payment Date allocable to (i) Monthly Principal (separately setting forth Principal Prepayments) and (ii) any Excess Cash payment;

            (b) the amount of such payment to the Noteholders on such Payment Date allocable to Note Interest;

            (c) the Note Balance after giving effect to the payment of Monthly Principal and any Excess Cash applied to reduce the Note Balance on such Payment Date;

            (d) the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period;

            (e) the amount of Monthly Advances made with respect to such Payment Date and the aggregate amount of unreimbursed Monthly Advances and Servicing Advances, if any;

            (f) the number and the aggregate of the Principal Balances of the Mortgage Loans delinquent (i) one month, (ii) two months and (iii) three or more months as of the end of the related Collection Period;

            (g) the aggregate of the Principal Balances of the Mortgage Loans in foreclosure or other similar proceedings or in which the borrower is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Collection Period;

            (h) the aggregate of the Principal Balances of the Mortgage Loans repurchased by the Seller or the Servicer, separately setting forth the aggregate of the Principal Balances of Mortgage Loans delinquent for three consecutive monthly installments purchased by the Servicer at its option pursuant to the Servicing Agreement;

            (i) the Insured Payment, if any, for such Payment Date;

            (j) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Payment Date;

            (k) the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to such Payment Date; and

            (l) the aggregate outstanding principal balance of the three largest outstanding Mortgage Loans.

            In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 principal denomination.

            Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and to the Underwriters, if requested in writing by any such person, a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or, in the case of each person who was a Noteholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Noteholders pursuant to any requirements of the Code as are in force from time to time.


Redemption of the Notes

            Optional Redemption. The Notes will be subject to redemption, in whole but not in part, at the option of the holders of a majority of the Residual Interest or, if not exercised, at the option of the Servicer, on or after the first Payment Date (such date, the "Initial Redemption Date") on which the aggregate Principal Balance of the Mortgage Loans has declined to less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (the date on which the Notes are to be redeemed, the "Redemption Date").

            The Notes will be redeemed at a redemption price of 100% of the then outstanding Note Balance, plus accrued but unpaid interest thereon through the end of the Interest Period immediately preceding the related Payment Date; provided, however, that no redemption may take place unless, in connection with such redemption, any amounts due and owing to the Note Insurer under the Insurance Agreement are paid in full to the Note Insurer. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Notes must be mailed by the Indenture Trustee to the Noteholders and the Note Insurer at least ten days prior to the Payment Date set for such redemption.

            The payment on the final Payment Date in connection with the redemption of the Notes shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes.

            Termination of the Mortgage Pool. Following the first Payment Date (the "Auction Call Date") on which the aggregate Principal Balance of the Mortgage Loans is less than 20% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Indenture Trustee will be required to solicit competitive bids for the purchase of the Mortgage Loans for fair market value. In the event that satisfactory bids are received as described below, the proceeds of such sale shall be used to redeem the Notes in full and any excess shall be paid to the holder of the Residual Interest (the "Residual Holder") on the immediately succeeding Payment Date. The Indenture Trustee will solicit good-faith bids from no fewer than three prospective purchasers that are considered at the time to be competitive participants in the fixed-rate mortgage loan market, which prospective purchasers may include the Seller or an affiliate of either of the Underwriters. The Indenture Trustee will consult with the Underwriters and any securities brokerage house then making a market in the Notes to determine if the fair market value of the Mortgage Loans has been offered.

            Any purchaser of such Mortgage Loans must agree to the continuation of the Servicer or any successor servicer then acting as servicer of the Mortgage Loans on terms substantially similar to those contained in the Servicing Agreement.

            If the highest bid received by the Indenture Trustee from a qualified bidder is not less than the fair market value of the Mortgage Loans and would equal or exceed the amount set forth in the immediately succeeding sentence, the Indenture Trustee will sell and assign such Mortgage Loans without recourse to the highest bidder and will redeem the Notes. For the Indenture Trustee to consummate the sale, the bid must be at least equal to an amount, which, when added to Available Funds for the related Payment Date, would equal the sum, without duplication, of (i) the accrued interest then due on such Payment Date, (ii) the aggregate Note Balance as of such Payment Date, (iii) the aggregate of all Insured Payments made by the Note Insurer to the Noteholders remaining unreimbursed as of such Payment Date and any amounts owing to the Note Insurer under the agreement governing the issuance of the Insurance Policy, plus interest on such amount calculated at the Late Payment Rate as set forth in agreement governing the issuance of the Insurance Policy, (iv) any accrued and unpaid Servicing Fees and any Servicing Advances or any Monthly Advances previously made by the Servicer and remaining unreimbursed as of such Payment Date and (v) any accrued and unpaid fees owing to the Indenture Trustee or the Owner Trustee as of such Payment Date. If such conditions are not met, the Indenture Trustee will not consummate such sale. In addition, the Indenture Trustee will decline to consummate such sale unless it receives an opinion of counsel that such sale will not give rise to any adverse tax consequences to the Issuer or the Noteholders or adversely affect the opinion of Tax Counsel that the Notes will evidence indebtedness of the Issuer under the Code. In the event such sale is not consummated in accordance with the foregoing, the Indenture Trustee will continue to solicit bids on a quarterly basis for the purchase of such assets upon the terms described above.


Payments to the Holder(s) of the Residual Interest

            On each Payment Date, any portion of Available Funds remaining after making payments of interest and principal due on the Notes and other distributions required on such Payment Date will be released to the holder(s) of the Residual Interest, free of the lien of the Indenture. Any such remaining amounts will not be available to make payments on the Notes or payments to the
Note Insurer on any subsequent Payment Date.


The Indenture Trustee

            Norwest Bank Minnesota, National Association, a national banking association, will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to a fee (the "Indenture Trustee Fee"), payable monthly on each Payment Date at one-twelfth of 0.02% of the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period, and reimbursement of certain expenses. Norwest Bank Minnesota, National Association, will also perform certain monitoring functions and act as successor servicer under the Servicing Agreement and, upon a termination of the Servicer, shall be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

            The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Servicer, the Note Insurer and any Rating Agency, in which event the Issuer will be obligated to appoint a successor Indenture Trustee acceptable to the Note Insurer. The Issuer, with the prior consent of the Note Insurer, may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through its agents or attorneys; provided, however, the Indenture Trustee shall remain liable for the performance of all of its duties. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture. The Indenture Trustee will be indemnified by the Servicer for certain losses and other events to the extent described in the Servicing Agreement.

Voting

            Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Noteholders evidencing specified "Voting Interests," each Noteholder will have a Voting Interest equal to the Percentage Interest represented by such Noteholder's Note. Unless a Note Insurer Default has occurred and is continuing, the Voting Interests of the Noteholders will be exercised solely by or with the consent of the Note Insurer.


Note Events of Default

            An "Event of Default" with respect to the Notes shall occur if, on any Payment Date, after taking into account all payments made in respect of the Notes on such Payment Date, the Note Interest for such Payment Date remains unpaid or an Overcollateralization Deficit still exists with respect to the Notes. See "The Agreements--Events of Default; Rights upon Events of Default" in the Prospectus for a description of the circumstances under which a default on the Notes, other than a payment default, may occur. For a description of the rights of Noteholders in connection with any Event of Default with respect to the Notes, see "The Agreements--Events of Default; Rights upon Event of Default" in the Prospectus. In the absence of a failure by the Note Insurer to pay Insured Payments, no acceleration of the maturity of the Notes shall be permitted without the consent of the Note Insurer.


                                    THE ISSUER

            The Issuer is a Delaware business trust established by the Depositor pursuant to the Trust Agreement. After the Closing Date, the Residual Interest representing all of the beneficial ownership interest in the Issuer will be held by the Company, a limited purpose, wholly-owned subsidiary of the Seller. The principal office of the Issuer is located in Wilmington, Delaware, c/o the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.


MORTGAGE LENDERS NETWORK USA, INC.

            Mortgage Lenders Network USA, Inc., the Seller under the Sale Agreement and the Servicer under the Servicing Agreement, is a Delaware corporation and a full service mortgage banker engaged in the business of originating, purchasing, selling and servicing mortgage loans on one- to four-family residential properties. The Seller's mortgage loans are primarily made to borrowers whose borrowing needs are generally not being served by traditional financial institutions because of impaired or limited credit profiles. The Seller was formed in November 1996. The Seller currently originates its mortgage loans primarily through independent licensed brokers and its retail origination offices, and purchases mortgage loans from approved correspondents. Each Mortgage Loan is underwritten by the Seller. See "Description of the Mortgage Pool--Underwriting Standards" and "Servicing of the Mortgage Loans--Historical Servicing Experience of the Servicer."

            The Seller has its principal offices at Middlesex Corporate Center, 213 Court Street, Middletown, Connecticut 06457 (telephone number: (860) 344-5700).

                         DESCRIPTION OF THE MORTGAGE POOL


General

            The following is a brief description of certain terms of the Mortgage Loans as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans which may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool and that other Mortgage Loans may be substituted therefor. As a result, the information regarding the Mortgage Loans set forth herein may vary from comparable information based in the actual composition of the Mortgage Pool at the Closing Date, although such variance will not be material.

            The Mortgage Pool will consist of primarily fixed rate mortgage loans secured by first and second liens, on one- to four-family residential properties located in 47 states and the District of Columbia. No Mortgage Loan will have an original term to stated maturity in excess of 30 years or has a scheduled maturity date later than December 4, 2028. All of the Mortgage Loans will be originated or acquired by the Seller through its network of brokers and correspondents and through its retail origination offices.

            The Mortgage Loans have been originated using underwriting standards that are significantly less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "--Underwriting Standards" and "Risk Factors" herein.

            The Mortgage Loans are generally not assumable pursuant to the terms of the related Mortgage Note. See "Certain Prepayment and Yield Considerations" herein.

            None of the Mortgage Loans is or will be insured or guaranteed by the Issuer, the Seller, the Company, the Depositor, the Servicer, the Indenture Trustee, the Note Insurer, any originator or any of their respective affiliates, or by any governmental agency or other person, except as described herein. None of the Mortgage Loans will be insured by mortgage pool insurance policies or primary mortgage insurance policies.

            Approximately 45.57% of the Mortgage Loans by Principal Balance as of the Cut-off Date will provide for the payment of a prepayment charge. Prepayment charges received on the Mortgage Loans will not be included in Available Funds for the related Collection Period but will instead by paid to the Servicer as additional servicer compensation.


Mortgage Loan Characteristics

            Set forth below is certain summary statistical information regarding the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans consisted of 1,849 Mortgage Loans with an aggregate Principal Balance totaling $114,925,787.66 (the "Initial Pool Balance").

            As of the Cut-off Date, the average Principal Balance of the Mortgage Loans was $62,155.65; the minimum and maximum Principal Balances of the Mortgage Loans were $9,872.60 and $223,876.36, respectively; 90.48% of the Mortgage Loans by Principal Balance as of the Cut-off Date are secured by first lien mortgages on the related Mortgaged Properties and 9.52% of the Mortgage Loans by Principal Balance as of the Cut-off Date are secured by second lien mortgages on the related Mortgaged

Properties; 34.79% of the Mortgage Loans by
Principal Balance as of the Cut-off Date are loans that provide for the payment of the outstanding Principal Balance in a single payment at maturity ("Balloon Loans"); the weighted average interest rate (the "Mortgage Rate") of the Mortgage Loans was 10.415% per annum; the Mortgage Rates of the Mortgage Loans ranged from 7.200% to 17.500% per annum; the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was 79.49% and these Combined Loan-to-Value Ratios ranged from 8.33% to 125.48%. The weighted average remaining term to maturity of the Mortgage Loans was 255 months and the remaining terms to maturity of the Mortgage Loans ranged from 57 months to 360 months. As of the Cut-off Date, 62 Mortgage Loans were adjustable rate Mortgage Loans, representing 4.25% of the Mortgage Loans by Principal Balance.

            Approximately 1.86% of the Mortgage Loans were more than 30 days, but less than 60 days, past due as of the Cut-off Date. As of the Cut-off Date, none of the Mortgage Loans were 60 days or more delinquent in payment of principal and interest. None of the Mortgage Loans will be covered by a primary mortgage insurance policy. Approximately 35.96% of the Mortgage Loans by Principal Balance as of the Cut-off Date are Mortgage Loans with Combined Loan-to-Value Ratios at origination in excess of 80%. Approximately 45.57% of the Mortgage Loans by Principal Balance as of the Cut-off Date require the payment of a fee in connection with certain prepayments.

            The "Combined Loan-to-Value Ratio" of a Mortgage Loan shall generally mean that ratio, expressed as a percentage, borne by (a) the sum of the principal amount of the Mortgage Loan at origination plus the then-current principal balance of all mortgage loans (each a "Senior Loan" ) secured by liens on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan over (b) the appraised value of the related Mortgaged Property at origination.

            Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). The information expressed below as a percentage of the Initial Pool Balance may not total 100% due to rounding.

                    Principal Balance of the Mortgage Loans

                                              Aggregate
                           Number of            Unpaid            Percentage of
Range of Principal          Mortgage          Principal           Initial Pool
     Balances                Loans             Balance               Balance
--------------------      -------------     ---------------      ---------------
$     0.01      -
25,000.00                      202            $3,916,628.12             3.41%
 25,000.01      -
50,000.00                      655            25,372,704.69            22.08
 50,000.01      -
75,000.00                      483            29,544,963.17            25.71
 75,000.01      -
100,000.00                     255            21,968,454.97            19.12
100,000.01      -
125,000.00                     125            14,009,344.83            12.19
125,000.01      -
150,000.00                      61             8,274,850.04             7.20
150,000.01      -
175,000.00                      42             6,736,735.02             5.86
175,000.01      -
200,000.00                      17             3,193,719.33             2.78
200,000.01      -
225,000.00                       9             1,908,387.49             1.66
                          -------------     ----------------     ---------------
           Total             1,849          $114,925,787.66           100.00%


      As of the Cut-off Date, the average Principal Balance of the Mortgage Loans was approximately $62,155.65.

                  Mortgage Interest Rates of the Mortgage Loans


                                          Aggregate
     Range of           Number of            Unpaid           Percentage of
     Mortgage            Mortgage          Principal           Initial Pool
  Interest Rates          Loans             Balance              Balance
 -----------------     -------------     ---------------      ---------------
     7.01  - 7.50%            1         $      97,837.85            0.09%
     7.51  - 8.00            17             1,409,769.03            1.23
     8.01  - 8.50           135             8,625,233.27            7.51
     8.51  - 9.00           164            11,029,141.32            9.60
     9.01  - 9.50           169            12,636,807.47           11.00
     9.51  -10.00           288            20,514,135.02           17.85
    10.01  -10.50           211            15,008,477.22           13.06
    10.51  -11.00           255            16,096,147.84           14.01
    11.01  -11.50           139             8,611,269.69            7.49
    11.51  -12.00           119             6,623,289.84            5.76
    12.01  -12.50            65             3,443,444.24            3.00
    12.51  -13.00            65             3,318,990.87            2.89
    13.01  -13.50            51             1,920,800.02            1.67
    13.51  -14.00            62             1,961,328.93            1.71
    14.01  -14.50            21               904,739.60            0.79
    14.51  -15.00            24               764,135.19            0.66
    15.01  -15.50            18               606,671.54            0.53
    15.51  -16.00            18               603,932.79            0.53
    16.01  -16.50            15               391,961.98            0.34
    16.51  -17.00             6               197,276.18            0.17
    17.01  -17.50             6               160,397.77            0.14
                       -------------     ---------------      ----------------
            Total         1,849          $114,925,787.66          100.00%

           Original Combined Loan-to-Value Ratios of the Mortgage Loans

                                             Aggregate
 Range of Original        Number of            Unpaid           Percentage of
      Combined             Mortgage          Principal           Initial Pool
Loan-to-Value Ratios        Loans             Balance              Balance
---------------------    -------------     ---------------     -----------------
     0.01   -  10.00%           1           $    35,000.00           0.03%
    10.01   -  20.00            8               215,705.37           0.19
    20.01   -  30.00           16               434,050.89           0.38
    30.01   -  40.00           20               949,376.36           0.83
    40.01   -  50.00           36             1,598,602.86           1.39
    50.01   -  60.00           76             4,067,184.13           3.54
    60.01   -  70.00          254            14,972,014.77          13.03
    70.01   -  80.00          760            51,320,969.62          44.66
    80.01   -  90.00          438            33,844,959.51          29.45
    90.01   - 100.00          102             2,878,269.77           2.50
   100.01   - 110.00           27               725,095.68           0.63
   110.01   - 120.00           44             1,492,673.47           1.30
   120.01   - 130.00           67             2,391,885.23           2.08
                         -------------     ---------------     ----------------
        Total               1,849          $114,925,787.66         100.00%

      The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 79.49%.

                     Risk Classification of the Mortgage Loans

                                              Aggregate
                           Number of            Unpaid           Percentage of
                            Mortgage          Principal           Initial Pool
Risk Classification          Loans             Balance              Balance
---------------------     -------------     ---------------      ---------------
         A                     419           $29,282,448.27            25.48%
         A+                    453            22,223,134.05            19.34
         B                     244            16,651,047.22            14.49
         B+                    160            11,178,896.31             9.73
         C                     374            24,061,835.89            20.94
         C-                    129             7,462,566.74             6.49
         D                      70             4,065,859.18             3.54
                          -------------     ----------------     ----------------
        Total                1,849           $114,925,787.66          100.00%

       Geographic Distribution of Mortgaged Properties of the Mortgage Loans

                                              Aggregate
                           Number of            Unpaid           Percentage of
                            Mortgage          Principal           Initial Pool
      Location               Loans             Balance              Balance
---------------------     -------------     ---------------      ---------------
   Alabama                       45          $ 2,463,241.24             2.14%
   Alaska                         4              388,571.55             0.34
   Arizona                       40            1,963,748.97             1.71
   Arkansas                       6              222,969.76             0.19
   California                     1               39,912.56             0.03
   Colorado                      14              681,178.63             0.59
   Connecticut                   60            4,674,463.34             4.07
   Delaware                       5              381,017.45             0.33
   Dist. of Columbia              4              232,242.89             0.20
   Florida                       82            4,338,544.03             3.78
   Georgia                       74            4,416,716.80             3.84
   Idaho                         17            1,100,366.25             0.96
   Illinois                     187           12,441,650.51            10.83
   Indiana                       42            2,044,686.38             1.78
   Iowa                          21              977,365.43             0.85
   Kansas                        20              887,283.59             0.77
   Kentucky                      79            4,348,964.63             3.78
   Louisiana                     13              823,845.94             0.72
   Maine                         12              681,476.66             0.59
   Maryland                      76            4,657,065.78             4.05
   Massachusetts                 48            4,473,927.04             3.89
   Michigan                      50            3,004,805.05             2.61
   Minnesota                      5              283,809.69             0.25
   Mississippi                   16              797,909.63             0.69
   Missouri                      53            2,861,240.72             2.49
   Montana                        2              178,762.23             0.16
   Nebraska                       2              114,900.00             0.10
   Nevada                         4              262,525.40             0.23
   New Hampshire                  8              533,997.92             0.46
   New Jersey                    11            1,024,193.83             0.89
   New Mexico                    45            2,869,271.65             2.50
   New York                     111            9,034,962.47             7.86
   North Carolina                66            4,242,910.09             3.69
   Ohio                         215           13,094,541.89            11.39
   Oklahoma                      27            1,283,011.58             1.12
   Oregon                         6              776,623.40             0.68
   Pennsylvania                  75            3,640,224.51             3.17
   Rhode Island                  16              954,492.54             0.83
   South Carolina                87            4,739,239.55             4.12
   Tennessee                     61            3,607,545.44             3.14
   Texas                         11              733,828.14             0.64
   Utah                           3              281,685.01             0.25
   Vermont                       19            1,180,811.02             1.03
   Virginia                      41            2,493,299.78             2.17
   Washington                    27            2,703,157.91             2.35


Geographic Distribution of Mortgaged Properties of the Mortgage Loans
(continued)


                                              Aggregate
                           Number of            Unpaid           Percentage of
                            Mortgage          Principal           Initial Pool
      Location               Loans             Balance              Balance
---------------------     -------------     ---------------      ---------------
   West Virginia                  7          $   308,951.19             0.27%
   Wisconsin                     30            1,593,688.75             1.39
   Wyoming                        1               86,158.84             0.07
                          -------------     ---------------      ----------------
               Total          1,849         $114,925,787.66           100.00%

      No more than 0.72% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.


                    Mortgage Loan Purpose of the Mortgage Loans



                                              Aggregate
                           Number of            Unpaid            Percentage of
                            Mortgage          Principal           Initial Pool
    Loan Purpose             Loans             Balance               Balance
---------------------     -------------     ---------------      ----------------
    Purchase                   212           $14,836,890.67            12.91%
    Refi Cash Out            1,597            97,489,055.99            84.83
    Refi Rate/Term              40             2,599,841.00             2.26
                          -------------     ----------------     ----------------
           Total             1,849          $114,925,787.66           100.00%


              Mortgage Loan Documentation Types of the Mortgage Loans

                                              Aggregate
                           Number of            Unpaid            Percentage of
                            Mortgage          Principal           Initial Pool
   Documentation             Loans             Balance               Balance
---------------------     -------------     ---------------      ----------------
 Full Documentation          1,651           $100,700,136.65          87.62%
 Limited Documentation          81              6,962,291.35           6.06
 No Income Verification        117              7,263,359.66           6.32
                          -------------     ----------------     ----------------
           Total             1,849           $114,925,787.66         100.00%

                      Occupancy Status of the Mortgage Loans

                                              Aggregate
                           Number of            Unpaid            Percentage of
                            Mortgage          Principal           Initial Pool
     Occupancy               Loans             Balance               Balance
---------------------     -------------     ---------------      ----------------
    Investment                 142           $ 7,642,882.72             6.65%
    Owner Occupied           1,698           106,841,472.77            92.97
    Second Home                  9               441,432.17             0.38
                          -------------     ----------------     ----------------
           Total             1,849           $114,925,787.66          100.00%

                   Mortgaged Property Type of the Mortgage Loans


                                              Aggregate
                           Number of            Unpaid            Percentage of
                            Mortgage          Principal           Initial Pool
   Property Type             Loans             Balance               Balance
---------------------     -------------     ---------------      ----------------
  2-4 Family                    126          $10,213,675.59            8.89%
  Condominium                    41            2,208,908.80            1.92
  Manufactured Homes             80            4,676,856.53            4.07
  Mixed Use                       2              210,168.36            0.18
  Multi-Family Home               4              351,676.26            0.31
  PUD                             7              520,590.03            0.45
  Single Family Home          1,589           96,743,912.09           84.18
                          -------------     ----------------     ----------------
        Total                 1,849          $114,925,787.66         100.00%

                          Seasoning of the Mortgage Loans

                                              Aggregate
                           Number of            Unpaid            Percentage of
                            Mortgage          Principal           Initial Pool
Months of Seasoning          Loans             Balance               Balance
---------------------     -------------     ---------------      ----------------
           0                   647           $43,830,492.82            38.14%
      1  -12                 1,192            70,402,460.93            61.26
     13  -24                    10               692,833.91             0.60
                          -------------     ----------------     ----------------
        Total                1,849           $114,925,787.66          100.00%


            As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans was approximately two months.


                Original Term to Maturity of the Mortgage Loans


                                              Aggregate
  Original Term to         Number of            Unpaid            Percentage of
      Maturity              Mortgage          Principal           Initial Pool
    (in months)              Loans             Balance               Balance
---------------------     -------------     ---------------      ----------------
      56 -60                     4           $    80,294.67             0.07%
      71 -75                     3                84,077.28             0.07
      81 -85                     1                36,085.00             0.03
      96 -100                    1                26,514.71             0.02
     116 -120                   45             1,253,335.18             1.09
     141 -145                    1                37,950.00             0.03
     176 -180                  848            51,773,526.07            45.05
     236 -240                  300            14,952,877.73            13.01
     296 -300                  116             6,325,229.21             5.50
          360                  530            40,355,897.81            35.11
                          -------------     ----------------     ----------------
          Total              1,849          $114,925,787.66           100.00%

                 Remaining Terms to Maturity of the Mortgage Loans

                                              Aggregate
                           Number of            Unpaid            Percentage of
 Months Remaining           Mortgage          Principal           Initial Pool
    to Maturity              Loans             Balance               Balance
--------------------      -------------     ---------------      ----------------
       56 - 60                    4           $   80,294.67            0.07%
       71 - 75                    3               84,077.28            0.07
       81 - 85                    1               36,085.00            0.03
       91 - 95                    1               26,514.71            0.02
      106 -110                    1               21,882.61            0.02
      111 -115                    4               81,365.05            0.07
      116 -120                   40            1,150,087.52            1.00
      141 -145                    1               37,950.00            0.03
      161 -165                    2               84,427.20            0.07
      166 -170                    9              324,365.53            0.28
      171 -175                   46            2,422,097.40            2.11
      176 -180                  791           48,942,635.94           42.59
      221 -225                    2               86,013.35            0.07
      226 -230                    4              316,425.72            0.28
      231 -235                   37            1,620,356.28            1.41
      236 -240                  257           12,930,082.38           11.25
      286 -290                    1               40,300.69            0.04
      291 -295                    4              240,000.17            0.21
      296 -300                  111            6,044,928.35            5.26
      341 -345                    2              183,126.12            0.16
      346 -350                    6              409,115.30            0.36
      351 -355                   37            3,080,237.48            2.68
           356                   24            2,095,241.26            1.82
           357                   43            2,985,418.41            2.60
           358                   98            7,348,904.43            6.39
           359                  122            9,068,314.54            7.89
           360                  198           15,185,540.27           13.21
                          -------------     ----------------     ----------------
               Total          1,849           $114,925,787.66        100.00%

            As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 255 months.

           Maximum Interest Rates of the Adjustable Rate Mortgage Loans

                                              Aggregate           Percentage of
                                                Unpaid              Aggregate
                                              Principal              Unpaid
                           Number of          Balance of            Principal
                           Adjustable            the             Balance of the
                              Rate            Adjustable           Adjustable
 Range of Maximum           Mortgage        Rate Mortgage         Rate Mortgage
  Interest Rates             Loans              Loans                 Loans
--------------------      -------------     ---------------      ----------------
    15.51  -16.00%              4             $  282,388.28             5.78%
    16.01  -16.50              13              1,296,112.50            26.52
    16.51  -17.00              10                721,562.16            14.76
    17.01  -17.50               9                674,632.86            13.80
    17.51  -18.00               5                475,049.84             9.72
    18.01  -18.50               8                474,721.11             9.71
    18.51  -19.00               7                341,690.46             6.99
    19.01  -19.50               5                484,460.30             9.91
     19.51 -20.00               1                137,185.45             2.81
                          -------------     ----------------     ----------------
         Total                 62             $4,887,802.96           100.00%



           Minimum Interest Rates of the Adjustable Rate Mortgage Loans

                                              Aggregate           Percentage of
                                                Unpaid              Aggregate
                                              Principal              Unpaid
                           Number of          Balance of            Principal
                           Adjustable            the             Balance of the
                              Rate            Adjustable           Adjustable
 Range of Minimum           Mortgage        Rate Mortgage         Rate Mortgage
  Interest Rates             Loans              Loans                 Loans
--------------------      -------------     ---------------      ----------------
     8.51  - 9.00%              4              $ 282,388.28           5.78%
     9.01  - 9.50              13              1,296,112.50          26.52
     9.51  -10.00              10                721,562.16          14.76
    10.01  -10.50               9                674,632.86          13.80
    10.51  -11.00               5                475,049.84           9.72
    11.01  -11.50               8                474,721.11           9.71
    11.51  -12.00               7                341,690.46           6.99
    12.01  -12.50               5                484,460.30           9.91
    12.51  -13.00               1                137,185.45           2.81
                          -------------     ----------------     ----------------
            Total              62             $4,887,802.96         100.00%

     Next Interest Rate Adjustment Date of the Adjustable Rate Mortgage Loans


                                              Aggregate           Percentage of
                                                Unpaid              Aggregate
                                              Principal              Unpaid
                           Number of          Balance of            Principal
                           Adjustable            the             Balance of the
 Month and Year of            Rate            Adjustable           Adjustable
Next Interest Rate          Mortgage        Rate Mortgage         Rate Mortgage
    Adjustment               Loans              Loans                 Loans
--------------------      -------------     ---------------      ----------------
        01/00                   1             $  27,890.92              0.57%
        01/99                   2               187,207.61              3.83
        02/00                   3               223,707.37              4.58
        02/99                   1                55,120.08              1.13
        03/00                   3               199,567.90              4.08
        03/99                   3               278,658.14              5.70
        04/00                   3               298,145.99              6.10
        04/99                   3               211,217.88              4.32
        05/00                   4               353,000.89              7.22
        05/99                   4               352,916.16              7.22
        06/00                   3               216,161.58              4.42
        06/99                   1                50,297.70              1.03
        07/00                   5               301,672.45              6.17
        08/00                  10               726,259.86             14.86
        09/00                   5               387,673.71              7.93
        09/99                   1               121,208.90              2.48
        10/00                   5               533,832.01             10.92
        10/99                   1               112,781.38              2.31
        12/00                   1                65,000.00              1.33
        12/98                   3               185,482.43              3.79
                          -------------     ----------------     ----------------
          Total                62             $4,887,802.96           100.00%

UNDERWRITING STANDARDS

            The Mortgage Loans will be sold by the Seller to the Depositor, sold by the Depositor to the Issuer and then pledged by the Issuer to the Indenture Trustee. All of the Mortgage Loans were or will be originated by the Seller or acquired by the Seller from mortgage bankers or brokers generally in accordance with the underwriting criteria described herein.

            The Seller's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. All of the Mortgage Loans were underwritten with a view toward the resale thereof in the secondary mortgage market. The Seller considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio ("debt-to-income ratio"), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards, and may experience rates of delinquency and foreclosure that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in accordance with such FNMA or FHLMC standards.

            Approximately 78.22% of the Mortgage Loans originated by the Seller are based on loan application packages submitted through mortgage brokerage companies with whom the Seller has a relationship (such mortgage loans, "Indirect Retail Mortgage Loans"). The brokers and/or companies must meet minimum standards based on an analysis of information submitted with an application for approval, including resumes of the principals, valid broker's license(s), and a satisfactory credit report. Once approved, mortgage brokerage companies are eligible to submit loan application packages in compliance with the terms of a signed broker agreement. All Indirect Retail Mortgage Loans are originated in the Seller's regional offices located in Horsham, Pennsylvania, Oak Brook, Illinois, Atlanta, Georgia, Phoenix, Arizona and Seattle, Washington. All Indirect Retail Mortgage Loans are underwritten according to the Seller's underwriting guidelines by the Seller in both the regional offices and the corporate office located in Middletown, Connecticut (the "Corporate Office"). All Indirect Retail Mortgage Loans are initially reviewed by a loan officer for pre-approval. The credit file is processed and reviewed by an underwriter for final approval.

            Approximately 21.78% of the Mortgage Loans were originated by the Seller directly through its retail operation under the name "Family Credit Connection" (such mortgage loans, "Retail Mortgage Loans"). Retail Mortgage Loans are underwritten based on the Seller's underwriting guidelines by the Seller in the Corporate Office. All Retail Mortgage Loans are originated at the Illinois, Florida, Maryland or Connecticut retail office or the referral department in Middletown, Connecticut. Retail Mortgage Loans are initially reviewed by a loan officer to determine whether the loan application meets the Seller's underwriting guidelines. The credit file is processed and reviewed by an underwriter for final approval.

            On a case-by-case basis, the Seller may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio and/or large down payment, proven ability to handle high debt-to-income levels, low debt-to-income ratio, large cash flow, significant verified savings, good credit history, stable employment, excellent mortgage history, a large reduction in monthly cash outflows and time in residence at the applicant's current address. It is expected that a number of the Mortgage Loans to be included in the Mortgage Pool will contain one or more loans which have been underwritten according to such practice.

            On "full-documentation" loans, the Seller's underwriters generally verify the income of each applicant from various sources in the following manner: salaried and hourly borrowers and those borrowers on commissions, whether at a full time or part time job, are required to submit W-2 forms for the past one or two years of employment and pay stubs from within the past 30 days; rental income must be shown from the latest year's tax returns, or from leases; pension income must be verified from a check, direct deposit slip, a bank statement disclosing funds directly deposited, a W-2 form or a letter from the pension administrator; bonus income must be demonstrated over eighteen months via W-2 forms; alimony and child support must be documented by a court order and proof of receipt of payment; and self-employed individuals must submit two years of tax returns with all schedules attached.

            The applicant must have a sufficiently established credit history to qualify for the appropriate credit grade (as described below). This credit history is substantiated by a report prepared by an independent merged credit report agency. The report typically considers the applicant's entire credit history and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. The applicant must generally provide a letter explaining all late payments on mortgage debt and other consumer (non-mortgage) debt within the last two years.

            The Seller originates loans secured by single-family residences (which may be detached, attached, part of a two-to-four unit dwelling, a condominium unit, townhouse or unit in a planned unit development) and manufactured housing. The Seller's guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property which conforms to FNMA and the Financial Institutions Reform and Recovery Act ("FIRREA") standards. Appraisals may only be provided by independent appraisers who satisfy the necessary licensing standards.

            Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Full appraisals are required for all loans that are submitted. If additional collateral information is required, the Seller may require a desk, field, or drive-by review of the mortgaged property.

            The Seller requires title insurance on all mortgage loans. The Seller also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the lesser of the principal balance of the related residential loan or the appraised value less the value of the land (replacement coverage will be required, if applicable). None of the Mortgage Loans will be covered by a primary mortgage insurance policy.

            A quality control department performs a monthly quality control audit of a sample of all loans. The monthly underwriting analysis consists of a review of a random sample of at least 10% of all closed loans.

            In addition to the quality control audit, each underwriter will have 10% of their loans audited by the chief underwriter or his designee each month. The loan review confirms the existence and accuracy of legal documents, credit documentation, income computation, appraisal analysis, and underwriting decisions. The review function allows the Seller to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated, and need for additional underwriter training.

            Under the Seller's mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which reflect higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, as compensating factors, these loan programs establish lower maximum Loan-to-Value ratios and maximum loan amounts for loans graded in such categories.

            The Seller's guidelines have the following categories and criteria for grading the potential likelihood that the applicant will satisfy the repayment obligations of a mortgage loan, however, on a case-by-case basis, the Seller may determine that, based on compensating factors, a prospective mortgagor not strictly qualifying under such underwriting risk category guidelines warrants an underwriting exception:

            "A+": Under the A+ risk category, the applicant generally must have repaid installment and revolving debt according to its terms with a maximum of 3 payments no more than 30 days delinquent in the past 12 months. The history over the prior 13-24 months must not exhibit 90+ day delinquency on more than 50% of the total consumer balances. One 30-day late payment within the last 12 months is permitted on an existing mortgage loan. Judgments or liens must have been paid off within 2 years prior to the funding of the loan. Any bankruptcy must have been discharged more than 5 years ago. Borrowers with current or dismissed bankruptcy within 5 years are not eligible. No foreclosures may be in the borrower's credit file. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 90% is permitted for owner occupied one- to four-unit and townhouse properties secured by first mortgages. The maximum Loan-to-Value ratio generally is reduced by 10% on a mortgaged property consisting of a second home with proof of owner occupancy for part of the year and rental properties. Generally, properties with rural characteristics are limited to an 80% Loan-to-Value ratio. The debt-to-income ratio may not exceed 45%. Second lien positions warrant a 5% reduction in the Loan-to-Value ratio. On those second lien mortgage loans for which the Combined Loan-to-Value Ratio ("CLTV") exceeds 90%, the CLTV may be as high as 125%. This can be in the form of a second position loan with another lender.

            "A": Under the A risk category, the applicant's credit report may exhibit 30 day delinquency on all credit and a maximum of 60 day delinquency on no more than 25% of total consumer balances over the last 12 months. A maximum of two 30-day late payments within the past 12 months is permitted on an existing mortgage loan. Generally, a Loan-to-Value ratio for the applied-for mortgage of 90% or less is required on all owner occupied one-to-four unit properties secured by a first mortgage. For purposes of determining whether a prospective mortgagor has been 30 days late, the Seller uses a "rolling 30-day period," i.e., a continuous sequence of 30-day late payments will be considered as a single 30-day late payment. Judgments or liens must have been paid off within two years prior to the funding of the loan. No collection accounts or charge-off may remain open after the funding of the loan except that those under $500 are treated on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding three years and no foreclosures may be in the applicant's file. Generally, the mortgaged property must be in at least average condition. The maximum Loan-to-Value ratio generally is limited to 80% on properties with rural characteristics. Loan-to-Value ratios for non-owner-occupied properties and second homes are limited to 80%. The debt-to-income ratio generally may not exceed 50%.

            "B+": Under the B+ risk category, the applicant must have generally repaid installment and revolving debt according to its terms with a maximum of 60-day delinquency for minor and major creditors. A maximum of three 30-day late payments within the last 12 months are permitted on an existing mortgage loan. No bankruptcy, discharge or notice of default filings may have occurred during the preceding two years and no foreclosures may be in the applicant's file within the previous 5 years. Non-medical charge-off accounts, judgments, collection accounts and liens exceeding $500 should be more than six months old. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ration of 85% is permitted for an owner-occupied one-to-four-unit condominium or townhouse property with a first mortgage. The maximum Loan-to-Value ratio is generally limited to 80% on properties with rural characteristics. Loan-to-Value ratios for non-owner-occupied properties and second homes are limited to 75%. The debt-to-income ratio generally may not exceed 50%.

            "B": Under the B risk category, consumer credit may exhibit 60 day delinquency on all credit with a maximum of 90 day delinquency on no more than 25% of the total consumer balances. A maximum of 30-day late payments within the last 12 months are permitted on an existing mortgage loan. No bankruptcy, discharge or notice of default filings may have occurred during the preceding two years and no foreclosures within the past five years may be in the applicant's file. Non-medical charge-off accounts, judgments, collection accounts and liens exceeding $500 should be more than six months old. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 85% is permitted for an owner-occupied one- to four- unit or townhouse property with a first mortgage. The maximum Loan-to-Value ratio generally is reduced by 5% on properties with rural characteristics. Loan-to-Value ratios for non-owner-occupied properties generally are limited to 75%. Generally, the debt-to-income ratio must be 50% or less.

            "C": Under the C risk category, the applicant may have experienced significant credit problems in the past. A maximum of 60-day late payments within the last 12 months are permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. No notice of foreclosure filing may have occurred during the preceding 3 years. No bankruptcy filing or discharge may have occurred during the preceding 12 months. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 80% is permitted for an owner-occupied one-to-four unit or townhouse property secured by a first mortgage, while 65% is permitted for non-owner-occupied properties or second homes with proof of owner occupancy for part of the year. The maximum Loan-to-Value ratio is generally reduced by 5% on properties in rural areas. Generally, the debt-to-income ratio must be 50% or less.

            "C-": Under the C- risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments within the past 12 months is permitted on an existing mortgage loan for full documentation loans. A maximum of one 90-day delinquency within the past 12 months is permitted on an existing mortgage loan for limited and stated documentation loans. An existing mortgage loan is not required to be current at the time the application is submitted. A notice of foreclosure filing may have occurred in the past. Bankruptcy must be discharged . Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 75% is permitted for an owner-occupied one-to-four unit or townhouse property secured by a first or second mortgage, while 65% is permitted for non-owner-occupied properties or second homes with proof of owner occupancy for part of the year. The maximum Loan-to-Value ratio generally is reduced by 5% on properties in rural areas. Generally, the debt-to-income ratio must be 55% or less.

            "D": Under the D risk category, the applicant may have experienced significant credit problems in the past. An existing mortgage loan is not required to be current at the time the application is submitted. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 70% is permitted for an owner-occupied one-to-four unit or townhouse property secured by a first mortgage. The maximum Loan-to-Value ratio is generally reduced by 10% on non-owner-occupied properties. Generally, the debt-to-income ratio may not exceed 55%.

            The Seller's standards applicable to the Mortgage Loans include the foregoing categories and characteristics as guidelines only. The foregoing risk grade classifications are based on factors that are exclusive of the additional protection against loss that primary mortgage insurance customarily provides on loans which have Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of 80%. None of the Mortgage Loans have primary mortgage insurance coverage. Approximately 35.96% of the Mortgage Loans by Principal Balance as of the Cut-off Date, have Combined Loan-to-Value Ratios, in excess of 80%.

            Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular Mortgage Loans in loan classes C and D as described herein, such Mortgage Loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss, than mortgage loans underwritten under more stringent underwriting standards.


                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS


GENERAL

            The effective yield of the Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans securing the Notes (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Mortgage Loans due to defaults, casualties, condemnations, and repurchases, whether optional or required, by the Seller or the Note Insurer), the amount and timing of mortgagor delinquencies and defaults resulting in realized losses, and the application of Excess Cash on the Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including principal prepayments) on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and optional or required repurchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of principal prepayments on the Notes.

            Because all amounts available for payment on the Notes after payments in respect of interest on the Notes, including all or a portion of the Excess Cash, are applied as reductions of the Note Balance, the weighted average life of the Notes will also be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the overcollateralization feature is derived from interest collections on the Mortgage Loans and will be applied to reduce the Note Balance, the aggregate payments in reduction of the Note Balance on a Payment Date will usually be greater than the aggregate amount of principal payments (including Principal Prepayments) on the Mortgage Loans payable on such Payment Date until the Required Overcollateralization Amount is reached and assuming an Overcollateralization Deficit does not occur. As a consequence, Excess Cash available for payment in reduction of the Note Balance for the Notes will increase in proportion to the outstanding Note Balance over time in the absence of offsetting Realized Losses for the Mortgage Loans.

            Excess Cash will be paid on the Notes in reduction of the Note Balance on each Payment Date to the extent the then applicable Required Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. Any remaining Excess Cash will be released to the holder(s) of the Residual Interest. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which the Excess Cash is paid to the Noteholders. If the actual rate of Excess Cash payments on the Notes applied in reduction of the Note Balance is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash payments applied in reduction of the Note Balance is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Rates resulting from prepayment and liquidations of the Mortgage Loans. The amount of Excess Cash paid to the Noteholders applied to the Note Balance on each Payment Date will be based on the Required Overcollateralization Amount. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the Required Overcollateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans with respect to certain tests specified in the Indenture based on delinquency rates. Any increase in the Required Overcollateralization Amount may result in an accelerated amortization until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

            The Mortgage Loans generally may be prepaid in full or in part at any time, although a substantial portion of the Mortgage Loans provide for payment of a prepayment charge. The Mortgage Loans generally are not assumable and the related Mortgaged property will be due on sale, in which case the Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Servicer determines that it is reasonably likely that the mortgagor will bring, or if any mortgagor does bring legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

            The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. See "Risk Factors" herein and in the Prospectus. The rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. As a result of the underwriting standards applicable to the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac mortgage loan purchase programs. See "Description of the Mortgage Pool--Underwriting Standards." In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case of the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, loss and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides and mudflows and earthquakes, is increased. Certain information regarding the location of the Mortgaged Properties is set forth under "Description of the Mortgage Pool--Mortgage Loan Characteristics" herein. See "Risk Factors--Risks Associated with Geographic Concentration of the Mortgage Properties" herein.

            Certain of the Mortgage Loans are Balloon Loans. Balloon Loans involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.
            Other factors affecting prepayment of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. Since the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans, the actual maturity of the Notes could occur significantly earlier than the Stated Maturity. See "--Weighted Average Life" herein.

            In addition, the yield to maturity of the Notes will depend on the price paid by the holders of the Notes and the Note Interest Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium.

            Prepayments of principal on the Mortgage Loans will generally be passed through to the Indenture Trustee and included in the Available Funds in the month following the month of receipt thereof by the Servicer. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the repurchase of a Mortgage Loan) will have the effect of resulting in payments on the Notes of amounts that otherwise would be paid in amortized increments over the remaining term of such Mortgage Loan.

            To the extent that principal prepayments with respect to the Mortgage Loans result in prepayments on the Notes during periods of generally lower interest rates, Noteholders may be unable to reinvest such principal prepayments in securities having a yield and rating comparable to the Notes.

            The yield on the Notes may be affected by any delays in receipt of payments thereon as described under "Description of the Notes--Book-Entry Registration and Definitive Notes" herein and "Risk Factors--Book Entry Registration" and "Description of the Securities--Book Entry Registration" in the Prospectus.

            The yield on the Notes may also be affected by a redemption of the Notes as described under " Description of the Notes--Redemption of the Notes" herein.

NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS OR AS TO THE YIELD TO MATURITY OF THE NOTES. AN INVESTOR IS URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE NOTES BASED ON THE ANTICIPATED YIELD TO MATURITY OF THE NOTES RESULTING FROM ITS PRICE AND SUCH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES. PROSPECTIVE INVESTORS ARE URGED TO ANALYZE FULLY THE EFFECT OF MORTGAGE LOAN PRINCIPAL PREPAYMENTS AND MARKET CONDITIONS ON THE YIELD AND VALUE OF THE NOTES, BEFORE ACQUIRING ANY NOTES. IN PARTICULAR, INVESTORS THAT ARE REQUIRED TO PERFORM PERIODIC VALUATIONS ON THEIR INVESTMENT PORTFOLIOS SHOULD CONSIDER THE EFFECT OF SUCH FLUCTUATIONS IN VALUE. IN ADDITION, INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS--PREPAYMENT OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE NOTES" HEREIN.

WEIGHTED AVERAGE LIFE

            Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of repurchases, condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

            The weighted average life of the Notes also will be influenced by the overcollateralization of the Notes because interest collections are applied as principal payments to the Notes until the outstanding Note Balance is less than the aggregate Principal Balance of the Mortgage Loans by an amount equal to the Required Overcollateralization Amount. These payments have the effect of accelerating the amortization of the Notes, thereby shortening their respective weighted average life.

            Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. A common model ("Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance on a pool of mortgage loans for the life of such loans. The model used in the Prospectus Supplement with respect to the Notes is the Home Equity Prepayment assumption ("HEP"). HEP assumes that a pool of loans prepays in the first month of the life of such loans at a CPR that corresponds to one tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. For example, with respect to a pool of mortgage loans, a 25% HEP assumes a CPR of 2.5% in the first month of the life of such loans and an increase of 2.5% CPR each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, 25% HEP assumes a CPR of 25% each month. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

            Each of the following tables is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on the Notes are received, in cash, on the 25th day of each month, commencing in January 1999, (iii) the Mortgage Loans prepay at the percentage of HEP indicated, (iv) the Notes are not redeemed on the Initial Redemption Date (other than as set forth in the Weighted Average Life to 10% Call in Years) or the Auction Call Date (as defined herein), (v) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Soldiers' and Sailors' Relief Act of 1940, as amended (the "Relief Act"), are incurred, (vi) none of the Seller, the Servicer or any other person purchases from the Trust any Mortgage Loan pursuant to any obligation or option under the Sale Agreement, the Servicing Agreement or others, (vii) scheduled monthly payments of principal and interest on the Mortgage Loans are received on the first day of each month commencing in January 1999, and are computed prior to giving effect to any prepayments received in the prior month, (viii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in December 1998, and include 30 days' interest thereon, (ix) the scheduled monthly payment for each Mortgage Loan is calculated based on its Principal Balance, gross coupon rate and remaining amortization term, such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining amortization term, (x) the coupon on the Notes is as set forth herein,
(xi) the Notes are purchased on December 18, 1998, (xii) no investment earnings on the Note Account or the Collection Account is available for payment to the Noteholders, (xiii) the Servicing Fee is equal to 0.50% per annum of the aggregate Principal Balance of the Mortgage Loans, (xiv) the Indenture Trustee Fee is equal to 0.02% per annum of the aggregate Principal Balance of the Mortgage Loans and the Note Insurer Premium is equal to the amount set forth in the Insurance Agreement, (xv) the Required Overcollateralization Amount is as set forth in the Indenture and all collateral performance tests have been satisfied, (xvi) the level of six-month LIBOR remains constant at 5.065% and
(xvii) the gross coupon rate for each adjustable rate Mortgage Loan is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) the level of six-month-LIBOR and (b) the respective gross margin (subject to applicable interest rate caps and floors).

                        MORTGAGE LOAN POOL CHARACTERISTICS




                                                                                                                         Number of
                      Gross      Original       Remaining     Remaining                                                 Months until
            Principal Coupon  Amortization     Amortization   Term To     Gross    Initial   Ongoing           Lifetime   next rate
 Pool       Balance   Rate      Term                Term      Maturity    Margin   Periodic  Periodic Lifetime Floor      adjustment
 Number     ($)       (%)      (months)            (months)   (months)      (%)     Cap (%)   Cap (%)  Cap (%)    (%)      date
-------- ----------   ------  ---------------  -------------- ----------  -------   --------  -------- -------- --------  ----------
   1     13,295,709.55 10.6132    173             171          171         N/A       N/A      N/A      N/A      N/A       N/A
   2     14,952,877.73 10.7132    240             238          238         N/A       N/A      N/A      N/A      N/A       N/A
   3      6,325,229.21 10.6070    300             299          299         N/A       N/A      N/A      N/A      N/A       N/A
   4     35,484,893.88 10.1631    360             359          359         N/A       N/A      N/A      N/A      N/A       N/A
   5     39,979,274.33 10.4312    360             359          179         N/A       N/A      N/A      N/A      N/A       N/A
   6      1,320,900.00 10.0751    360             354          354       7.2125    1.0000   1.0000   17.0751  10.0751     3
   7      3,566,902.96 10.5236    359             353          353       7.1754    3.0000   1.0000   17.5236  10.5236     18


            There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average life) of the Notes set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table set forth below the Notes may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of the Notes and sets forth the percentages of the initial Note Balance that would be outstanding after each of the Payment Dates shown, at various percentages of HEP. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of HEP. The following table indicates the percentage of the initial Note Balance that would be outstanding after each of the dates shown at various percentages of HEP and the corresponding weighted average lives of the Notes.

                     PERCENT OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING AT THE
                                  FOLLOWING HEP PERCENTAGES

Payment Date           15%        20%        25%        30%        35%
                       ---        ---        ---        ---        ---

Initial Percentage     100        100        100        100        100
December 25, 1999       85         81         78         74         70
December 25, 2000       68         61         54         48         42
December 25, 2001       56         47         39         32         27
December 25, 2002       46         37         29         22         17
December 25, 2003       38         29         21         15         11
December 25, 2004       32         23         16         11         7
December 25, 2005       27         18         12         7          4
December 25, 2006       22         14         8          5          2
December 25, 2007       18         11         6          3          1
December 25, 2008       15         8          4          2          1
December 25, 2009       12         7          3          1          0
December 25, 2010       10         5          2          0          0
December 25, 2011       8          4          1          0          0
December 25, 2012       7          3          1          0          0
December 25, 2013       3          1          0          0          0
December 25, 2014       2          0          0          0          0
December 25, 2015       2          0          0          0          0
December 25, 2016       1          0          0          0          0
December 25, 2017       1          0          0          0          0
December 25, 2018       0          0          0          0          0
December 25, 2019       0          0          0          0          0
December 25, 2020       0          0          0          0          0
December 25, 2021       0          0          0          0          0
December 25, 2022       0          0          0          0          0
December 25, 2023       0          0          0          0          0
December 25, 2024       0          0          0          0          0
December 25, 2025       0          0          0          0          0
December 25, 2026       0          0          0          0          0
December 25, 2027       0          0          0          0          0
December 25, 2028       0          0          0          0          0

Weighted Average
Life to Maturity
(in Years)(1)          5.10       4.02       3.29       2.76       2.37

Weighted Average
Life to 10% Call
(in Years)(1)          4.88       3.77       3.07       2.57       2.21

(1) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the original Note Balance.

            There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average life of the Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of the Notes is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions.

            The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.


                         SERVICING OF THE MORTGAGE LOANS


GENERAL

            The Mortgage Loans will be serviced by Mortgage Lenders Network USA, Inc., as Servicer (the "Servicer"). The information set forth in the following paragraphs has been provided by the Servicer.

            The Servicer was incorporated in November 1996, commenced closing mortgage loans in April 1997, and began servicing such mortgages loans in the same month. The principal business of the Servicer historically has been the origination and sale of non-conforming mortgage loans on both a servicing released and a servicing retained basis. The Servicer does not have a significant history of servicing mortgage loans. The loans serviced by the Servicer's mortgage servicing department were loans made to residents throughout the United States.

            The Servicer will service and administer the Mortgage Loans in accordance with the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans and pursuant to the provisions of the Servicing Agreement. The Servicer will not amend or modify in any material respect its policies, procedures and practices with respect to the Mortgage Loans (other than as required by applicable laws and regulations) without the prior consent of the Note Insurer.

            The Servicer's mortgage servicing department maintains a centralized portfolio management department which services the mortgage loans that are not sold, are sold servicing retained, are sub-serviced, as well as those mortgage loans that are securitized. Servicing includes collecting payments from borrowers, accounting for principal and interest, contacting delinquent borrowers, ensuring that insurance is in place, monitoring payment of real estate property taxes, and supervising foreclosures and bankruptcies in the event of unremedied defaults. The Servicer has increased its servicing capabilities and staffing significantly since 1997 in light of its origination growth.

            Consistent with the servicing standard described above, the Servicer, in its discretion, may (a) waive any late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the Mortgage Loan, subject to conditions set forth in the Servicing Agreement, if a mortgagor is in default or about to be in default because of such mortgagor's financial condition or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on Mortgage Loans subject to the Relief Act; provided, however, the Servicer may not, without the prior consent of the Note Insurer, permit any waiver, modification or variance of a Mortgage Loan which would (i) change the Mortgage Rate, (ii) forgive the payment of any principal or interest, (iii) lessen the lien priority or (iv) extend the final maturity date on a Mortgage Loan past twelve months prior to the maturity date of the Notes, in any case except to the extent required under the Relief Act. The Servicer, acting as agent for the Indenture Trustee, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full and thereby removed from the Mortgage Pool.


CUSTOMARY SERVICING PROCEDURES

            The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor and the laws of the jurisdiction in which the Mortgaged Property is located. Generally, it is the current practice of the Servicer to send borrowers coupon books periodically reflecting their Monthly Payments and the due dates therefor. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the Servicer will commence collection efforts by notifying the borrower of the delinquency. Under the terms of each Mortgage Loan, the mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Servicing Agreement) if a monthly payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

            Collection efforts generally begin when an account is over five days past due. At the time, the Servicer's loan counseling department attempts to contact the borrower to determine the reason for the delinquency and cause the account to become current. After an account becomes 8 days past due, letters are sent to the borrower. In general, at 30 days past due, a right to cure letter is sent; at 61 days a demand letter is sent and the account is reviewed for foreclosure action. In addition to written notices, the Servicer attempts to maintain telephone contact with the Borrower throughout the period of delinquency. If the status of the account continues to deteriorate, the loan counseling department undertakes an analysis to determine the appropriate action. In limited circumstances, when a borrower is experiencing difficulty in making timely payments, the loan counseling department may temporarily adjust the borrower's payment schedule without changing the loan's delinquency status. The determination of how to work out a delinquent loan is based upon a number of factors, including the borrower's payment history and the reason for the current inability to make timely payments.

            When a loan is 90 days past due in accordance with its original terms, it is placed on non-accrual status, is forwarded to the Servicer's default servicing center and foreclosure proceedings are generally initiated. In connection with such foreclosure, the loan and the facts surrounding its delinquency are reviewed, and the underlying property may be appraised. Regulations and practices regarding foreclosures and the rights of the mortgagor in default vary greatly from state to state. See "Certain Legal Aspects of the Mortgage Loans and Contracts - Security Interests" in the Prospectus.

THE SERVICING AGREEMENT

            The summaries of certain provisions of the Servicing Agreement set forth below and in other places in this Prospectus Supplement, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Servicing Agreement, prospective investors in the Notes are advised to review the Servicing Agreement, a copy of which the Seller will provide (without exhibits) without charge upon written request addressed to the Seller.

            Generally, the Servicer will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver (or procure the execution and delivery by the Indenture Trustee of) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties and (ii) to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to of any Mortgaged Property in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer.

            PAYMENTS ON MORTGAGE LOANS AND ESTABLISHMENT OF COLLECTION ACCOUNT. The Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account") at one or more institutions meeting the requirements set forth in the Servicing Agreement. The Collection Account, and all amounts deposited therein from time to time, shall be part of the Trust Estate. The Servicer will deposit into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of mortgagors and all proceeds of the Mortgage Loans, net of servicing fees, all other items of servicing compensation, and reimbursable outstanding Servicing Advances and Monthly Advances, to the extent the Servicer's automated system deducts such amounts prior to deposit to the Collection Account. On or prior to each Deposit Date, funds to be remitted to the Note Account will be remitted from the Collection Account to the Indenture Trustee for deposit into the Note Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest accrued on Mortgage Loans in respect of any period prior to the Cut-off Date, fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account. The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Note Account as described above; (b) to pay itself any monthly Servicing Fees and other items of servicing compensation and investment income on Permitted Investments to the extent permitted by the Servicing Agreement; (c) to make any Servicing Advance to the extent permitted by the Servicing Agreement or to reimburse itself for any Servicing Advance or Monthly Advance previously made to the extent permitted by the Servicing

Agreement; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

            INVESTMENT OF COLLECTION ACCOUNT. All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount, at the Servicer's direction. The Indenture Trustee or any affiliate thereof may be the obligor on, or manager or advisor of, any investment in any Collection Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

            The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

            All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

            MONTHLY ADVANCES. In order to maintain a regular flow of scheduled interest to Noteholders (rather than to guarantee or insure against losses), the Servicing Agreement will require that, not later than the close of business on the Deposit Date prior to each Payment Date, the Servicer will remit or cause to be remitted a Monthly Advance, if necessary, to the Indenture Trustee for deposit in the Note Account to be paid on the related Payment Date. A "Monthly Advance" will be equal to the sum of (i) the interest and principal portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans during the related Due Period but delinquent so as not to have been deposited into the Collection Account as of the close of business on the last day before the related Deposit Date and with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Note Account for such Payment Date.

            The Servicing Agreement provides that the Servicer may pay all or a portion of any Monthly Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

            The Servicer may recover Monthly Advances, if not theretofore recovered from the mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds (but only to the extent of such Insurance Proceeds or Liquidation Proceeds) and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from subsequent collections, Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on the first Deposit Date thereafter out of collections received on other Mortgage Loans.

            The Servicer will not be required to make any Monthly Advance that it determines would be a Nonrecoverable Advance.

            COMPENSATING INTEREST PAYMENTS. With respect to each Mortgage Loan as to which a prepayment in whole or in part was received, the Servicer will be required with respect to such Payment Date to remit to the Indenture Trustee no later than the related Deposit Date, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Payment Date, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Rate, less (b) the amount of interest actually received on such Mortgage Loan during the related Due Period (each such amount, a "Compensating Interest Payment") for payment on the Notes on such Payment Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust Estate for any Compensating Interest Payments made.

            Realization upon Defaulted Mortgage Loans. The Servicing Agreement will require the Servicer, acting as the agent of the Indenture Trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, Mortgaged Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the Servicer has not reacquired pursuant to the option described below; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer will cause an environmental inspection of the Mortgaged Property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures to be conducted. If the environmental inspection reveals any potentially hazardous substances, the Servicer will notify the Indenture Trustee and the Note Insurer, and the Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Indenture Trustee and the Note Insurer. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

            In servicing the Mortgage Loans, the Servicer will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan.

            The Servicer may have the right and the option under the Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so reacquired will be withdrawn from the Mortgage Pool on a Deposit Date at the Release Price therefor.

            Evidence as to Compliance. The Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a report to the Indenture Trustee, the Rating Agencies and the Note Insurer to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") (to the extent the procedures are applicable to the servicing obligations set forth in the Servicing Agreement), the servicing by or on behalf of the Servicer of mortgage loans, and such procedures have disclosed no exceptions or errors in records relating to the mortgage loans serviced by the Servicer for others which, in the opinion of such firm, such firm's required to report under USAP, except for such exceptions as will be referred to in the report. The Servicing Agreement will provide that the Servicer will be required to deliver to the Indenture Trustee, the Rating Agencies and the Note Insurer, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding year.

            Removal of Servicer; Certain Matters Regarding Servicer's Servicing Obligations. The Servicing Agreement provides that the Servicer shall be hired for a term of no longer than two calendar months and may be re-hired for additional terms of no longer than two calendar months each, but only with the consent of the Note Insurer, in its sole and absolute discretion. The Servicing Agreement will provide that the Servicer may not resign from, or not agree to be re-hired with respect to, its obligations and duties as the Servicer thereunder, except upon the delivery, at the Servicer's expense, of an opinion of counsel addressed to the Issuer, the Indenture Trustee and the Note Insurer and in form and substance acceptable to the Indenture Trustee and the Note Insurer to the effect that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor servicer approved by the Note Insurer has assumed the servicing obligations and duties of the Servicer under the Servicing Agreement.

            The Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Indenture Trustee, the Trust or the Noteholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

            In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Servicing Agreement and which in its opinion may involve it in any expense or liability.

            The Servicing Agreement will provide that any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder and the corporation or other entity satisfies the eligibility requirements for a successor Servicer.

            Servicer Events of Default. Events of default (each, a "Servicer Event of Default") under the Servicing Agreement will include (a) any failure by the Servicer to make a required Monthly Advance on the related Deposit Date as required or any failure by the Servicer to deposit in the Collection Account or Note Account any other amount required to be so deposited under the Servicing Agreement; (b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or the Sale Agreement which materially and adversely affects the rights of Noteholders and continues unremedied for the applicable cure period, if any, after the giving of written notice of such failure to the Servicer by the Indenture Trustee, at the direction of the Note Insurer, or by the Note Insurer or, with the consent of the Note Insurer, the Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51%; (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (d) any representation or warranty made by the Servicer in the Servicing Agreement or the Sale Agreement or certificate delivered by the Servicer pursuant thereto having been incorrect in any material respect as of the time made and the circumstance in respect of which such representation and warranty is incorrect, if capable of being cured, not having been cured within any applicable cure period after notice is given to the Servicer by the Indenture Trustee, at the direction of the Note Insurer, or the Note Insurer, or, with the consent of the
Note Insurer, the Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51%; (e) the failure by the Servicer to satisfy certain net worth and other financial requirements of the Note Insurer; and (f) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Servicing Agreement.

            Rights Upon Servicer Events of Default. Upon the occurrence of a Servicer Event of Default, the Note Insurer or, with the consent of the Note Insurer, Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51% or the Indenture Trustee, at the direction of the
Note Insurer, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement, whereupon the Indenture Trustee will be obligated to appoint a successor Servicer or, if it does not, succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement. In the event that the Indenture Trustee fails to appoint a successor Servicer and the Indenture Trustee is unwilling or legally unable to act as Servicer, it may petition a court of competent jurisdiction for the appointment of a successor Servicer. Any such successor Servicer must be an established housing and home finance institution or any institution that regularly services nonconforming residential mortgage loans, that is currently servicing a nonconforming residential mortgage loan portfolio, that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000. The appointment of any such successor Servicer (other than the Indenture Trustee) shall be acceptable to the Note Insurer and shall not result in the qualification, reduction or withdrawal of the implied rating assigned to the Notes by the Rating Agencies (without taking into account the Insurance Policy). Pending appointment of a successor Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall be obligated to act as Servicer. The Indenture Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

            No Noteholder, solely by virtue of its status as a Noteholder, will have any right under the Servicing Agreement to institute any action, suit or proceeding with respect to the Servicing Agreement unless the Note Insurer shall have consented thereto, unless such Noteholder previously has given to the Indenture Trustee written notice of default and unless Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51% have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Indenture Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            Amendments. Subject to the prior written consent of the Note Insurer, at any time and from time to time, without the consent of the Noteholders, the Indenture Trustee, the Issuer and the Servicer may amend the Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement or (b) complying with the requirements of the Code; provided, however, that such action shall not materially and adversely affect the interests of any Noteholder, as evidenced by an opinion of counsel delivered to the Indenture Trustee to such effect (which opinion shall not be at the expense of the Indenture Trustee) or written confirmation from each of the Rating Agencies that such action will not result in a qualification, reduction or withdrawal of the implied ratings on the Notes (without taking into account the Insurance Policy).

            The Servicing Agreement may also be amended by the Indenture Trustee, the Issuer and the Servicer, at any time and from time to time, with the prior written approval of the Rating Agencies, the Note Insurer and not less than a majority of the Voting Interests represented by the Notes then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Noteholders thereunder; PROVIDED,

HOWEVER, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid to the Note Account without the consent of all Noteholders or (b) reduce the aforesaid percentages of Voting Interests which are required to consent to any such amendments, without the consent of all Noteholders.


SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

            The Servicing Fee will be the primary compensation to be paid to or retained by the Servicer in respect of its servicing activities under the Servicing Agreement and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The servicing fee (the "Servicing Fee") will equal one-twelfth (1/12) of the product of (a) 0.50% (the "Servicing Fee Rate") and
(b) the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period. The Servicer shall be entitled to retain the Servicing Fee from amounts to be deposited in the Collection Account. In addition, the Servicer will retain the benefit, if any, from any deposit, maintenance or investment of funds in the Collection Account. Assumption fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from mortgagors, will be retained by the Servicer as additional servicing compensation.

            Subject to its right to refuse to make Nonrecoverable Advances as described below, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for any sub-servicer and the cost of (i) any enforcement or judicial proceedings relating to the mortgagors, including foreclosures, and (ii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses.

            The Servicing Agreement provides that the Servicer may pay all or a portion of any Servicing Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

            The Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Servicing Advance will be or has become a Nonrecoverable Advance, the Servicer may reimburse itself for such advance from the Collection Account.

            The Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance if made.


HISTORICAL SERVICING EXPERIENCE OF THE SERVICER

            The Servicer has provided the Company with the following information regarding the servicing of mortgage loans which it considers non-conforming credits and none of the Company, the Depositor, the Issuer or the Underwriters make any representations or warranties as to the accuracy or completeness of such information. The table below sets forth the overall delinquency experience on residential one-to-four-family mortgage loans for nonconforming credits which are currently serviced by the Servicer. No mortgage loan is considered delinquent for purposes of the table until a payment is 30 days past due on a contractual basis. It should be noted that the Servicer commenced its servicing activities in April 1997. Accordingly, the Servicer does not have significant historical delinquency, bankruptcy foreclosure or default experience that may be referred to for estimating the future delinquency and loss experience of the Mortgage Loans. THE INFORMATION IN THE TABLE BELOW IS NOT INTENDED TO INDICATE OR PREDICT THE EXPECTED DELINQUENCY EXPERIENCE ON PAST CURRENT OR FUTURE POOLS OF MORTGAGE LOANS FOR WHICH THE SERVICER IS THE PRIMARY SERVICER.

                        MORTGAGE LENDERS NETWORK USA, INC.
                NON-CONFORMING MORTGAGE LOAN PORTFOLIO EXPERIENCE


                                                           As of
                                    September   December   March      June 30,    September
                                     30, 1997   31, 1997   31, 1998     1998       30, 1998
                                                       (000s omitted)

Total principal balance (at period
end)..............................  $690,256    $790,410   $998,727   $1,256,927  $1,426,203
Average portfolio principal
balance(1)........................  $670,399    $754,273   $918,748   $1,166,465  $1,384,187
DELINQUENCIES (at period end).....
30-59 Days:
   Principal balance(2)...........   $10,349      $8,608     $9,917      $19,394    $31,040
   Percent(3).....................     1.50%       1.09%      1.00%        1.54%      2.18%
60-89 Days:
   Principal balance(2)...........    $1,942      $2,105     $1,805       $5,041     $4,922
   Percent(3).....................     0.28%       0.27%      0.18%        0.40%      0.35%
90 Days or More:
   Principal balance..............    $1,077      $1,314     $2,453       $1,335     $4,736
   Percent(3).....................     0.16%       0.17%      0.25%        0.11%      0.33%
Total Delinquencies:
   Principal balance(4)...........   $13,368     $12,027    $14,175      $25,770    $40,698
   Percent(3).....................     1.94%       1.52%      1.42%        2.05%      2.85%
FORECLOSURES
   Principal balance..............    $1,511      $3,106     $5,129       $9,262    $13,550
   Percent(3).....................     0.22%       0.39%      0.51%        0.74%      0.95%
REO (at period end)...............         0           0       $508         $436     $1,391
Net gains/(losses) on liquidated
loans.............................         0           0          0            0     ($161)
Percentage of net gains/(losses)
   on liquidated loans (based on
   average portfolio principal
   balance).......................     0.00%       0.00%      0.00%        0.00%      0.00%

(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.
(2) Delinquency information includes loans in foreclosure.
(3) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.
(4) Delinquency information does not include loans in foreclosure or REO.

            It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the mortgage portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the indicated mortgage servicing portfolios only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The mortgage servicing portfolios set forth above include mortgage loans that were originated using a variety of different underwriting procedures and standards which may have been more selective. They include mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage Pool. In addition, a substantial number of the mortgage loans in the servicing portfolio were not originated by the Seller and were originated on the basis of underwriting standards that are more stringent than those applicable to the Mortgage Loans. As a result, there can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistently with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.


                                THE NOTE INSURANCE


THE INSURANCE POLICY

            The information set forth in this section has been provided by the
Note Insurer. No representation is made by the Underwriters, the Issuer, the Seller, the Servicer, the Company or any of their affiliates as to the accuracy or completeness of such information or any information related to the Note Insurer incorporated by reference herein.

            The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Note Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee or its successor, as trustee for the Owners, on behalf of the Owners from the Note Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Note Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

            Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, the Trust, or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policy does not cover shortfalls to Note Interest resulting from the application of the Soldiers' and Sailors' Relief Act of 1940, as amended, or shortfalls due to Principal Prepayments on the Mortgage Loans.

            The Note Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of such preference payment, (b) an opinion of counsel satisfactory to the
Note Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

            The Note Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time, on the later of the Payment Date on which the Deficiency Amount is due or the third Business Day following receipt in New York, New York, on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

            Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

            The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or caused to be deposited, sufficient funds to make payment due under the Policy.

            Subject to the terms of the Agreement, the Note Insurer shall be subrogated to the rights of each Owner to receive payments under the Notes to the extent of any payment by the Note Insurer under the Policy.

            As used in the Policy, the following terms shall have the following meanings:

            "Agreement" means the Indenture, dated as of December 1, 1998, by and between the Issuer and the Indenture Trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Note Insurer.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which the Note Insurer or banking institutions in New York City, Maryland, Middletown, Connecticut, or the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

            "Deficiency Amount" means, with respect to any Payment Date the sum of (i) the Note Interest for such Payment Date minus Available Funds and (ii) the then existing Overcollateralization Deficit, if any, after application of such Available Funds to reduce the Note Balance on such Payment Date.

            "Insured Payment" means, with respect to any Payment Date, (i) the Deficiency Amount and (ii) any Preference Amount due and then owing under the Policy.

            "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

            "Owner" means each Noteholder (as defined in the Indenture) who, on the applicable Payment Date, is entitled under the terms of the applicable Note to payment thereunder.

            "Preference Amount" means any amount previously distributed to an Owner on the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            Capitalized terms used in the Policy and not otherwise defined therein will have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Note Insurer.

            Any notice under the Policy or service of process on the Fiscal Agent of the Note Insurer may be made at the address listed below for the Fiscal Agent of the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

            The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

            The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

            THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

            The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.


THE NOTE INSURER

            The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentration of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

            Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Note Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

            The consolidated financial statements of the Note Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of the Note Insurer and its subsidiaries as of September 30, 1998 and for the nine-month periods ended September 30, 1998 and September 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1998 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

            All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

            The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                              SAP
                                                 ------------------------------
                                                 December 31,    September 30,
                                                     1997             1998
                                                     ----             ----
                                                  (Audited)       (Unaudited)
                                                         (In millions)

Admitted Assets                                    $5,256           $6,318
Liabilities                                         3,496            4,114
Capital and Surplus                                 1,760            2,204


                                                             GAAP
                                                 ------------------------------
                                                 December 31,    September 30,
                                                     1997             1998
                                                     ----             ----
                                                  (Audited)       (Unaudited)
                                                         (In millions)

Assets                                             $5,988           $7,439
Liabilities                                         2,624            3,268
Shareholder's Equity                                3,364            4,171
                        ----------------------------------

            Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the
Note Insurer is (914) 273-4545.

            The Note Insurer does not accept any responsibility for the accuracy of completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurance Policy and Note Insurer set forth under the headings "The Note Insurance--The Insurance Policy" and "--The Note Insurer" herein. Additionally, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

            Moody's Investor Service, Inc. rates the financial strength of the
Note Insurer "Aaa".

            Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of the Note Insurer "AAA".

            Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Note Insurer "AAA".

            Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

            The above ratings are not recommendations to buy, sell or hold the Notes and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Note Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.


YEAR 2000 READINESS DISCLOSURE

            An area of potential risk to the Note Insurer's financial guarantee business would be the inability of an issuer or its trustee or paying agent to make payments on a Note Insurer insured transaction because of their failure to be Year 2000 ready. To mitigate this risk, the Note Insurer has been surveying all trustees, all paying agents and selected high volume issuers to determine their state of readiness. While the survey is not complete, the results to-date are that all respondents are either ready or planning to be ready by late 1999. If the Note Insurer is asked to pay in those situations where the issuer's system fails, it will do so and would expect to recover any such payment in a fairly short time period. It is not possible at this time to evaluate the extent of such payments. The Note Insurer believes that it has adequate sources of liquidity to cover these payments.


CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK

            In general, the protection afforded by the Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust Estate.


                               ERISA CONSIDERATIONS

            Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and annuities and certain Keogh Plans, and entities deemed to hold assets of such plans (each, a "Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction rules" may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

            Under regulations of the Department of Labor set forth in 29 C.F.R.
(ss). 2510.3-101 (the "Plan Asset Regulations"), the assets of a Plan generally include not only securities held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the Plan Asset Regulations are satisfied. For purposes of those Regulations, an equity security is a security other than a security that is treated as debt under applicable local law and that has no substantial equity features. The Issuer believes that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. If the Notes are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Mortgage Loans securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code.

            However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Note will be deemed a representation by the acquirer that either (i) it is not, and is not purchasing a Note on behalf of or with the assets of a Plan, or (ii) the acquisition and holding of a Note by the acquirer qualifies for exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or another Department of Labor Class Exemption.

            A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

            A Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules, and other related issues and their potential consequences. The sale of Notes to a Plan is in no respect a representation by the Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the Prospectus.

                                 USE OF PROCEEDS

            The Issuer intends to use the net proceeds to be received from the sale of the Notes to acquire the Mortgage Loans from the Depositor and the Seller and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Notes.


                         LEGAL INVESTMENT CONSIDERATIONS

            The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. See "Legal Investment" in the Prospectus.


                                   UNDERWRITING

            Under the terms set forth in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Depositor has agreed to cause the Issuer to sell, and First Union Capital Markets and Prudential Securities Incorporated (together, the "Underwriters") have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Notes.

            Each of the Underwriters has informed the Depositor that it proposes to offer the Notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

            The Depositor and the Seller have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

            The Depositor has been advised by the Underwriters that the Underwriters intend to make a market in the Notes, as permitted by applicable laws and regulations and subject to the provisions of Rule 104 of Regulation M. The Underwriters are not obligated, however, to make a market in the Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

            First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union"), or affiliates of First Union (collectively referred to as First Union for the purposes of this paragraph) provide warehouse financing facilities to the Seller.

            The Depositor is an affiliate of First Union.

            All of the Mortgage Loans included in the Trust Estate will have been acquired in a privately negotiated transaction with the Seller.


                                REPORT OF EXPERTS

            The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference into this Prospectus Supplement have been audited by PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

            Treatment of the Notes as Indebtedness. The Seller agrees, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine, tax counsel to the Depositor ("Tax Counsel") is of the opinion that, while no transaction closely comparable to that contemplated has been subject to any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation, for federal income tax purposes, the Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Mortgage Loans, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. Further, Tax Counsel is of the opinion that neither the Issuer nor the Mortgage Pool will be characterized as an association (or as a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.

            If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

            Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Notes did not represent debt for federal income tax purposes, holders of the Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

            Original Issue Discount. It is anticipated that the Notes will not have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purpose of computing original issue discount, if any, for federal income tax purposes is 25% HEP.

            Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of the Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the Prepayment Assumption). At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

            The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

            Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

            Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

            Sale or Redemption of Notes. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

            Taxation of Certain Foreign Investors. Interest payments (including
OID) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person.

            Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner.


                             STATE TAX CONSIDERATIONS

            Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.


                                  LEGAL MATTERS

            Certain legal matters will be passed upon for the Seller by Brown & Wood LLP, Washington, D.C. Dewey Ballantine LLP, New York, New York or Dewey Ballantine LLP, Washington, D.C., will act as counsel for the Underwriters and will pass upon certain federal income tax matters for the Issuer. Certain legal matters relating to the Note Insurer and the Insurance Policy will be passed upon for the Note Insurer by Kutak Rock, Omaha, Nebraska.


                               RATING OF THE NOTES

            It is a condition to the issuance of the Notes that each shall be rated "Aaa" by Moody's Investors Service, Inc ("Moody's") and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies").

            Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, and S&P, 25 Broadway, New York, New York 10004. Each rating will be the view only of the assigning Rating Agency.

            The ratings on the Notes are based in substantial part on the claims-paying ability of the Note Insurer. Any changes in the ratings of the
Note Insurer by the Rating Agencies may result in a change in the ratings of the Notes.

            The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments and do not address the possibility that Noteholders might suffer a lower than anticipated yield.

            There is no assurance that any rating assigned to the Notes will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Notes.

            The ratings of the Notes should be evaluated independently form similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

            There can be no assurances as to whether any other rating agency will rate the Notes, or, if one does, what rating will be assigned by such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by Moody's or S&P.

                             INDEX OF PRINCIPAL TERMS

                                Page
                                ----
   Administrative Fee Amount......S-28
   Agreement......................S-72
   Auction Call Date..............S-34
   Available Funds................S-27
   Balloon Loans..................S-38
   Beneficial Owner...............S-18
   Book-Entry Notes...............S-18
   Business Day...................S-72
   Cedel..........................S-18
   Cedel Participants.............S-20
   Citibank.......................S-18
   CLTV...........................S-49
   CMAC...........................S-74
   Code...........................S-76
   Collection Account.............S-62
   Collection Period..............S-24
   Combined Loans-to-Ratio........S-38
   Company........................S-17
   Compensating Interest Payment..S-64
   Corporate Office...............S-47
   Cut-off Date...................S-17
   debt-to-income ratio...........S-47
   Defective Mortgage Loan........S-24
   Deficiency Amount..............S-72
   Definitive Notes...............S-18
   Deposit Date...................S-24
   Depositor......................S-17
   Determination Date.............S-27
   DTC............................S-17
   Due Period.....................S-24
   ERISA..........................S-76
   Euroclear......................S-18
   Euroclear Operator.............S-20
   Euroclear Participants.........S-20
   European Depositaries..........S-18
   Event of Default...............S-36
   Excess Cash....................S-30
   Financial Intermediary.........S-18
   FIRREA.........................S-48
   First Union....................S-78
   Fiscal Agent...................S-72
   GAAP...........................S-75
   Indenture......................S-17
   Indenture Trustee..............S-17
   Indenture Trustee Fee..........S-35
   Indirect Retail Mortgage Loans.S-47

                                Page
                                ----
   Initial Pool Balance...........S-37
   Initial Redemption Date........S-33
   Insurance Agreement............S-25
   Insurance Policy...............S-17
   Insured Payment................S-73
   Interest Period................S-26
   IRS............................S-79
   Issuer.........................S-17
   Liquidated Mortgage Loan.......S-27
   Liquidation Proceeds...........S-28
   Look-Through Rule..............S-76
   Modeling Assumptions...........S-55
   Monthly Advance................S-63
   Monthly Principal..............S-26
   Moody's........................S-82
   Mortgage Files.................S-23
   Mortgage Loans.................S-17
   Mortgage Notes.................S-17
   Mortgage Pool..................S-17
   Mortgage Rate..................S-38
   Mortgaged Properties...........S-17
   Net Liquidation Proceeds.......S-28
   Nonrecoverable Advances........S-64
   Note Account...................S-28
   Note Balance...................S-26
   Note Insurer...................S-17
   Note Insurer Premium...........S-25
   Note Interest..................S-25
   Note Interest Rate.............S-26
   Noteholder.....................S-17
   Notes..........................S-5
   Notes..........................S-17
   Notice.........................S-73
   OID............................S-80
   Original Note Balance..........S-25
   Overcollateralization Amount...S-31
   Overcollateralization Deficit..S-32
   Overcollateralization Surplus..S-31
   Owner..........................S-73
   Owner Trustee..................S-17
   Participants...................S-20
   Paying Agent...................S-24
   Payment Date...................S-17
   Payments Ahead.................S-27
   Percentage Interest............S-24
   Permitted Investments..........S-29

   Plan Asset Regulations..........S-76
   Preference Amount...............S-73
   Principal Balance...............S-26
   Principal Prepayment............S-27
   PTCE............................S-77
   Qualified Replacement Mortgage..S-23
   Rating Agencies.................S-82
   Realized Loss...................S-32
   Record Date.....................S-17
   Redemption Date.................S-33
   Release Price...................S-24
   Relief Act......................S-55
   REO Property....................S-63
   Required Overcollateralization
     Amount........................S-31
   Residual Holder.................S-34
   Residual Interest...............S-18
   Retail Mortgage Loans...........S-47
   S&P.............................S-82
   Sale Agreement..................S-22


   SAP.............................S-75
   Securities Act..................S-78
   Seller..........................S-17
   Senior Loan.....................S-38
   Servicer........................S-17
   Servicer Event of Default.......S-66
   Servicing Advance...............S-68
   Servicing Agreement.............S-17
   Servicing Fee...................S-68
   Servicing Fee Rate..............S-68
   Similar Law.....................S-77
   SMMEA...........................S-78
   Tax Counsel.....................S-79
   Trust...........................S-17
   Trust Agreement.................S-17
   Trust Estate....................S-17
   Underwriters....................S-78
   Underwriting Agreement..........S-78

                                     ANNEX A


GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

            Except in certain limited circumstances, the globally offered Asset Backed Notes, Series 1998-3 (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

            Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

            Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Notes will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

            Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

            All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

            Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

            Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

            Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

            Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed Note issues in same-day funds.

            Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

            Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

            Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

            As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel
Participant's or Euroclear Participant's particular cost of funds.

            Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

            Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

            Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

            A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            Exemption for non-U. S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign
Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

            Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

            Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

            Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

            U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

            The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury

Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

===============================================================================


                  $114,925,000 Asset-Backed Notes, Series 1998-3


              Mortgage Lenders Network Home Equity Loan Trust 1998-3
                                      Issuer


                                      [LOGO]
                        Mortgage Lenders Network USA, Inc.
                               Seller and Servicer

                      Residential Asset Funding Corporation
                                    Depositor


                           --------------------------

                              Prospectus Supplement

                           --------------------------


                           FIRST UNION CAPITAL MARKETS

                        PRUDENTIAL SECURITIES INCORPORATED

                                December 11, 1998

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

We are not offering the notes offered hereby in any state where such offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until March 11, 1999.


===============================================================================

PROSPECTUS
      Asset Backed Notes and Asset Backed Certificates, issuable in Series
                      Residential Asset Funding Corporation
                                   (Depositor)

      Residential Asset Funding Corporation (the "Depositor") may offer from time to time under this Prospectus and the related prospectus supplements (the related "Prospectus Supplements") the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

      The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement (an "Agreement"), as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness secured the related Trust Fund. The Trust Fund for a Series of Securities will include assets originated or acquired by the originator or originators (the "Originator") specified in the related Prospectus Supplement composed of (a) primary assets, which may include one or more pools (each, a "Pool") of (i) loans (the "Mortgage Loans") that are secured by mortgages on residential properties and that may be secured by fixtures, as further described herein and (ii) manufactured housing conditional sale contracts and installment agreements (the "Contracts") that are secured by Manufactured Homes, as further described herein, and (iii) securities backed or secured by Mortgage Loans and/or Contracts (collectively, the "Primary Assets"),
(b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans, and/or Contracts, which servicer may also be the related Originator, specified in the related Prospectus Supplement (the "Servicer"), (c) as more fully described in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The Contracts will be secured by security interests taken in the Manufactured Homes.

                                                  (cover continued on next page)

      NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS SECURED BY, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE RELATED ORIGINATOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                               --------------------
For a discussion of material risks associated with an investment in the Securities, see the information herein under "Risk Factors" beginning on page 17.
                               --------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                               --------------------
The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by First Union Capital Markets, a division of Wheat First Securities, Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by First Union Capital Markets and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                               --------------------
                           First Union Capital Markets
                                November 10, 1998

(Continued from previous page)

      Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each distribution date specified in the related Prospectus Supplement (the "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

      If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

      The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Mortgage Loans or Underlying Loans, Contracts relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Originator and any Servicer; (iii) the terms of any credit enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the final scheduled distribution date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) the federal income tax characterization of the Securities.

                               REPORTS TO HOLDERS

      Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to holders of the related Series of Securities (the "Holders"). If the Securities are issued in book-entry form, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS-- Reports to Holders" herein.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission ") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

      Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

                              SUMMARY OF PROSPECTUS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

Securities Offered..................Asset-Backed Certificates (the
                                    "Certificates") and Asset-Backed Notes (the
                                    "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement (the related "Agreement"). Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture between the Issuer and the related trustee (the "Trustee") whereby the Issuer will pledge the Trust Fund to secure the Notes under the lien of the Indenture. Each series of Notes will represent the indebtedness of the Issuer. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of compound interest securities, planned amortization class ("PAC") securities, variable interest securities, zero coupon securities, principal only securities, interest only securities, participating securities, senior securities or subordinate securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, final scheduled distribution dates, Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. The Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Depositor...........................Residential Asset Funding Corporation (the
                                    "Depositor") was incorporated in the State of North Carolina in December 1997, and is a wholly-owned, special purpose subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. Neither First Union National Bank nor any other affiliate of the Depositor, the Servicer, the Trustee or the Originator has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "THE DEPOSITOR" herein.

Issuer..............................With respect to each series of Notes, the issuer (the "Issuer") will be an owner trust
                                    (the "Owner Trust") established for the
                                    purpose of issuing such series of Notes.
                                    Each such Owner Trust will be created
                                    pursuant to the Trust Agreement (the "Trust
                                    Agreement") between the Depositor and the Owner Trustee. With respect to each series of Certificates, the Issuer will be the Trust established pursuant to the related Agreement.

Trustees............................The trustee or indenture  trustee (each, the
                                    "Trustee") for each series of Certificates and Notes, respectively, will be named in the related Prospectus Supplement. The Owner Trustee (the

                                    "Owner Trustee") for each series of Notes will be named in the related Prospectus Supplement. See "The Agreements--The Trustee" herein.

Interest Payments...................Interest payments on the Securities of a
                                    Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable and/or as prepayments occur with respect to such Mortgage Loans, Contracts or Underlying Loans, as applicable. Interest Only Securities may be assigned a "Notional Amount" set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Payments of Interest" herein.

Principal Payments..................All payments of principal of a Series of
                                    Securities will be made in an aggregate
                                    amount determined as set forth in the
                                    related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus Supplement.

Final Scheduled Distribution Date
of the Securities...................The "Final Scheduled Distribution Date" with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                    The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, in the related Trust Fund. The actual final Distribution Date of a Security may occur substantially earlier or may occur later than its Final

                                    Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans, Contracts or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS--Yield May Vary" and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" herein.

Optional Termination................One or more Classes of Securities of any
                                    Series may be redeemed or repurchased in whole or in part, at such time, by the related Originator, Servicer, Credit Enhancer, or an affiliate thereof at the price set forth in the related Agreement (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding). Each such redemption or repurchase may occur on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series is less than the percentage (which percentage shall not exceed 20%) specified in the related Agreement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

Mandatory Termination; Auction
Sale................................The Trustee, the Servicer or the related
                                    Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Primary Assets or otherwise, under other circumstances and in the manner specified in "THE AGREEMENTS--Termination" and in the related Agreement.

                                    A mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Mortgage Loans and/or Contracts remaining in the Trust. In the event that satisfactory bids are received (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding), the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Mortgage Loans and/or Contracts. If satisfactory bids are not received, such party shall decline to sell the Mortgage Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans and/or Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under
                                    Section 860F of the Internal Revenue Code of
                                    1986, as amended, including, without
                                    limitation, the requirement that the
                                    qualified liquidation takes place over a period not to exceed 90 days.

The Trust Fund......................The Trust Fund for a Series of Securities
                                    will consist of one or more of the assets described below, as described in the related Prospectus Supplement.

   A.  Primary Assets...............The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related Prospectus Supplement. The Primary Assets will be acquired by the related Trust Fund from the related Originator, or may be acquired in the open market or in privately negotiated transactions.

(1)   Mortgage Loans................The Primary Assets for a Series will consist, in whole or in part, of loans which are secured by mortgages on residential properties and which may be secured by fixtures (the "Mortgage Loans"). Some Mortgage Loans may be delinquent to the extent specified in the related Prospectus Supplement. The percentage of those Mortgage Loans which are delinquent shall not exceed 10% of the aggregate principal balance of the Primary Assets as of the cut-off date for that Series (the "Cut-Off Date").

                                    The Mortgage Loans will generally consist of what are commonly referred to as "purchase money" loans, as distinguished from "home equity" loans. Both of these concepts refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien position, and "home equity" loans are typically (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Mortgage Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money" loan.

                                    A "purchase money" mortgage is a loan the proceeds of which are used to purchase the related mortgaged property; the proceeds of a "home equity" loan are not applied to the purchase of the related mortgaged property.

                                    Payment Features of Mortgage Loans; Balloon
                                    Loans. The Trust Fund may contain loans
                                    which have various payment characteristics, including balloon or other non-traditional payment features, and may accrue interest at a fixed rate or an adjustable rate. Balloon loans do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity (each such Mortgage Loan, a "Balloon Loan"). See "RISK FACTORS--Balloon Loans" and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" herein.

                                    The Mortgage Loans will be secured by
                                    mortgages and deeds of trust or other
                                    similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The related Prospectus Supplement will describe certain characteristics of the Mortgage Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Mortgage Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average interest rate (the "Loan Rate") on the loans and in the case of adjustable rate loans, the range and weighted average of the current rate of interest borne by such loans (the "Current Interest Rates") and any maximum lifetime interest rates thereon (the "Lifetime Rate Caps"); (c) the range and the average outstanding principal balance of the Mortgage Loans; (d) the weighted average original and remaining term-to-stated maturity of the Mortgage Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and combined loan-to-value ratios (each a "Combined Loan-to-Value Ratio") or loan-to-value ratios, (each a "Loan-to-Value Ratio") as applicable, of the Mortgage Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (g) any Credit Enhancement relating to the Mortgage Loans; (h) the geographic distribution of any Mortgaged Properties securing the Mortgage Loans; (i) the use and type of each Mortgaged Property securing a Mortgage Loan; (j) the lien priority of the Mortgage Loans; and (k) the delinquency status and year of origination of the Mortgage Loans.

      (2)  Contracts                Each Contract Pool (as defined herein) will
                                    consist of fixed or adjustable rate
                                    manufactured housing installment sales
                                    contracts and installment loan agreements.
                                    Each Contract may be secured by a new or used Manufactured Home (as defined herein).

      (3)  Private Securities.......Primary Assets for a Series may consist, in whole or in part, of Private Securities
                                    which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans and/or Contracts (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement and not purchased as part of the original distribution or (b) acquired in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of transfer (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS--Private Securities" herein.

                                    The related Prospectus Supplement for a
                                    Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series;
                                    (ii) certain characteristics of the
                                    Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the "PS Sponsor"), the servicer of the Private Securities (the "PS Servicer") and the trustee of the Private Securities (the "PS Trustee"); (vii) certain characteristics of Credit Enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Mortgage Loans underlying the Private Securities, or to such Private Securities themselves;
                                    (viii) the terms on which the Underlying
                                    Loans may, or are required to, be
                                    repurchased prior to stated maturity; (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee; and
                                    (x) a description of the limited purpose and business of the issuer of the Private Securities, the availability of public information concerning such issuer and market information with respect to the Private Securities. See "THE TRUST FUNDS--Additional Information" herein.

   B. Collection and Distribution
      Accounts......................All payments on or with respect to the
                                    Primary Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. The Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the "Distribution Account") to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. The amounts deposited in such Distribution Account will be available for
                                    (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

   C. Pre-Funding and Capitalized
      Interest Accounts.............A Trust Fund may include one or more segregated trust accounts (each, a
                                    "Pre-Funding Account") established and
                                    maintained with the Trustee for the related
                                    Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

                                    If a Pre-Funding Account is established, (a) the Pre-Funding Period will not exceed 90 days from the related closing date, (b) the additional Primary Assets to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such Prospectus Supplement, (c) the Pre-Funding Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering and (d) prior to the investment of the Pre-Funded Amount in additional Primary Assets, such Pre-Funded Amount will be invested in one or more "Eligible Investments" specified in the related Agreement and described herein under "THE TRUST FUNDS -- Collection and Distribution Accounts." Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date. "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in New York, New York or the principal place of business of the Trustee are closed.

                                    If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement. See "THE TRUST FUNDS--Pre-Funding Account" herein.

Credit Enhancement..................If stated in the Prospectus Supplement relating to a Series, the Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution (a "Credit Enhancer") acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities (collectively, the "Rating Agency") for the purposes specified in such Prospectus Supplement. The Credit Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See "CREDIT ENHANCEMENT" herein. Credit Enhancement for a Series may include one or more of the following types of Credit Enhancement, or such other type of Credit Enhancement specified in the related Prospectus Supplement.

   A. Subordinate Securities........Credit Enhancement for a Series may consist of one or more Classes of Subordinate
                                    Securities. The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

   B. Insurance.....................Credit Enhancement for a Series may consist of special hazard insurance policies,
                                    bankruptcy bonds and other types of
                                    insurance supporting payments on the
                                    Securities.

   C. Reserve Funds.................If stated in the Prospectus Supplement, the
                                    Depositor may deposit cash, a letter or
                                    letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each a "Reserve Fund"), which will be used by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

   D. Minimum Principal Payment
      Agreement.....................If stated in the Prospectus Supplement relating to a Series of Securities, the
                                    Depositor will enter into a minimum
                                    principal payment agreement (the "Minimum
                                    Principal Payment Agreement") with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments. See "CREDIT ENHANCEMENT--Minimum Principal Payment Agreement" herein.

   E.  Deposit Agreement............If stated in the Prospectus Supplement, the
                                    Depositor and the Trustee will enter into a guaranteed investment contract or an investment agreement (the "Deposit Agreement") pursuant to which all or a portion of amounts held in the Collection Account, the Distribution Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in the Prospectus Supplement. See "CREDIT ENHANCEMENT--Deposit Agreement" herein.

Servicing...........................The Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans and/or Contracts for a Series. In addition, the Servicer may act as custodian and be responsible for maintaining custody of the Mortgage Loans and/or Contracts and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a Mortgage Loan and/or Contracts will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and the related Prospectus

                                    Supplement will specify the extent to which they are reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Mortgage Loans and/or Contracts or from other recoveries relating to such Mortgage Loan or Contract (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Mortgage Loans and/or Contracts owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "SERVICING OF MORTGAGE LOANS -- Servicing Compensation and Payment of Expenses" herein.

Material Federal Income
Tax Consequences....................Securities of each series offered hereby will, for federal income tax purposes,
                                    constitute either (i) interests ("Grantor
                                    Trust Securities") in a Trust treated as a grantor trust under applicable provisions of the Code, (ii) "regular interests" ("REMIC Regular Securities") or "residual interests" ("REMIC Residual Securities") in a Trust treated as a real estate mortgage investment conduit ("REMIC") (or, in certain instances, containing one or more REMICs) under Sections 860A through 860G of the Code,
                                    (iii) debt issued by an Issuer ("Debt
                                    Securities") (iv) interests in an Issuer which is treated as a partnership ("Partnership Interests"), or (v) "regular interests" ("FASIT Regular Securities"), "high-yield interests" ("FASIT High-Yield Securities") or an ownership interest ("FASIT Ownership Security") in a Trust treated as a financial asset securitization investment conduit ("FASIT") (or, in certain circumstances containing one or more FASITs) under Sections 860H through 860L of the Code. In the event that FASIT securities are issued, any revolving period, or addition or substitution of collateral provisions otherwise available by means of the FASIT election will be restricted so as to conform to the requirements of REMICs.

                                    Dewey Ballantine LLP, special tax counsel to the Depositor, will render an opinion upon issuance of a series of Securities which will be filed with the Commission as an exhibit to a post-effective amendment or in a current report on Form 8-K. Investors are urged to consult their tax advisors and to review "Material Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations................A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. A violation of the prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Code. If the Securities offered are Certificates, an individual prohibited transaction exemption issued by the Department of Labor to various underwriters may exempt the purchase, holding and resale of such Certificates. In addition, Prohibited Transaction Class Exemption 83-1 may exempt the sale or exchange of the Certificates. If the Securities offered are Notes which are treated as indebtedness without substantial equity features for purposes of ERISA, various Department of Labor Class Exemptions may exempt the purchase and holding of such Notes, and each purchaser and transferee of such Notes may be required to represent and warrant that such an exemption is applicable to its purchase and holding of the Notes. See "ERISA CONSIDERATIONS" herein.

Legal Investment....................The related Prospectus Supplement will state whether or not the Securities of each Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT" herein.

Use of Proceeds.....................The net proceeds from the sale of each
                                    Series will be applied to one or more of the following purposes: (i) to the acquisition of the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets,
                                    (iii) to establish any Reserve Funds
                                    described in the related Prospectus
                                    Supplement and (iv) to pay costs of
                                    structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. The acquisition of the Primary Assets for a Series may be effected by an exchange of Securities with the Originator of such Primary Assets. See "USE OF PROCEEDS" herein.

Ratings.............................It will be a requirement for issuance of any
                                    Series that the Securities offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Mortgage Loans, Contracts or Underlying Loans relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "RISK FACTORS--Ratings Are Not Recommendations" herein.

Absence of Market...................The Securities will be a new issue of securities with no established trading
                                    market. The Issuer does not expect to
                                    apply for listing of the Securities on any national securities exchange or quote the Securities in the automated quotation system of a registered securities association. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so. See "RISK FACTORS" herein.

Risk Factors........................There are material risks associated with an investment in the Securities. For a
                                    discussion of all material factors that
                                    should be considered by prospective
                                    investors in the Securities, see "Risk
                                    Factors" herein and in the related
                                    Prospectus Supplement.

                                  RISK FACTORS

      For a discussion of all material risk factors that could make the offering of the Securities speculative or one of high risk, Investors should consider the following factors and "Risk Factors" in the related Prospectus Supplement.

An Investment in Any Security May Be an Illiquid Investment, which May Result in the Holder Holding such Investment to Maturity.

      There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

The Assets of the Trust Fund, as Well as Any Applicable Credit Enhancement, Will Be Limited and, if such Assets and/or Credit Enhancement Become Insufficient to Service the Related Securities, Losses May Result.

      The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, at the times and to the extent set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Credit Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

      Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Credit Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

      The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein.

Credit Enhancement Will Be Limited in Amount and Scope of Coverage and May Not be Sufficient to Cover Losses.

      Although any Credit Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Credit Enhancement will be limited and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the holders of Securities, any specific rate of prepayment. See "CREDIT ENHANCEMENT" herein.

The Timing of Principal Payments May Adversely Affect the Yield to Maturity of the Securities.

      The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Mortgage Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable;
(ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination;
(iv) liquidations due to defaults and (v) repurchases of Mortgage Loans, Contracts or Underlying Loans due to conversion of adjustable-rate loans ("ARM Loans") to fixed-rate loans or breaches of the related Originator's or Servicer's representations and warranties). See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.".

      Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

Prepayments May Adversely Affect the Yield to Maturity of the Securities.

      The yield to maturity of the Securities of each series may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans and/or Contracts. The yield to maturity on interest-only Private Securities or Private Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans and/or Contracts. In addition, the yield to maturity on certain other types of classes of Securities, including certain classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans and/or Contracts than other classes of Securities.

      The Mortgage Loans and/or Contracts may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Mortgage Loans and/or Contracts cannot be predicted and is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

      Prepayments may result from mandatory prepayments relating to unused monies held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans and/or Contracts), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans and/or Contracts or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans and/or Contracts. The related Prospectus Supplement will specify whether any or all of the Mortgage Loans contain "due-on-sale" provisions.

      Collections on the Mortgage Loans and/or Contracts may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans and/or Contracts may also vary due to seasonal purchasing and payment habits of borrowers.

As a Result of Optional Redemption or Repurchase or Auction Sale, Holders Could Be Fully Paid Significantly Earlier than Would Otherwise Be the Case.

      One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on or after such time as the aggregate outstanding principal amount of the Primary Assets is less than the amount or percentage specified in the related Agreement, (such amount or percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series). Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase. If the optional termination is not exercised, then one or more Classes of Securities may be subject to early retirement by an auction sale. See "THE AGREEMENTS--Termination" herein. The risk of reinvesting unscheduled distributions resulting from redemption or repurchase of the Securities will be borne by the Holders. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination." The optional termination and mandatory termination described herein are the only circumstances in which the Securities could be retired earlier than would be the case if the Trust were allowed to go to term.

Mortgage Loans with Balloon and Non-Traditional Payment Methods May Create Greater Default Risk.

      A portion of the aggregate principal balance of the Mortgage Loans at any time may be Balloon Loans that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

      Other types of loans that may be included in the Trust Fund may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan, as to which the borrower is generally qualified on the basis of the initial payment amount. In some instances the borrower's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. The Depositor does not have any information regarding the default history or prepayment history of payments on these non-traditional loans

Junior Liens May Experience Higher Rates of Delinquencies and Losses.

      If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

Property Values May Decline, Leading to Higher Losses.

      There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

Geographic Concentration of Mortgaged Properties May Result in Higher Losses, if Particular Regions Experience Downturns.

      Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties that is known at the time of the offering will be specified in the related Prospectus Supplement.

Pre-Funding May Adversely Affect Investment.

      If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

      Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or Credit Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Asset were included as part of the initial Trust Fund, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. Following the transfer of additional Primary Assets to the Trust, the aggregate characteristics of the Primary Assets then held in the Trust may vary from those of the initial Primary Assets of such Trust. As a result, the additional Primary Assets may adversely affect the performance of the related Securities

       The ability of a Trust to invest in additional Primary Assets during the related Pre-Funding Period will be dependant on the ability of the Originator to originate or acquire Primary Assets that satisfy the requirements for transfer to the Trust Fund. The ability of the Originator to originate or acquire such Primary Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

Environmental Conditions on the Mortgaged Property May Give Rise to Liability.

      Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a Mortgaged Property may give rise to a lien on the Mortgaged Property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such Mortgaged Property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

Security Interests in the Manufactured Homes may not be perfected and the Trust Fund may not realize upon the full amount due under the related Contract.

      Each Contract is secured by a security interest in a Manufactured Home together with, in the case of land secured contracts, the real estate on which the related Manufactured home is located (such Contracts, the "Land Secured Contracts"). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in the states in which the Manufactured Homes are located and such states' certificate of title statutes, but generally not their real estate laws. Under such federal and state laws, a number of factors may limit the ability of a holder of a perfected security interest in Manufactured Homes to realize upon such Manufactured Homes or may limit the amount realized to less than the amount due under the related Contract.

      In addition, because of the expense and administrative inconvenience involved, the seller of the Manufactured Home ("Seller") may not amend any certificates of the title related to any Manufactured Home to change the lienholder specified therein to the Trustee, and may not execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any Manufactured Home in favor of the Trustee or note thereon the Trustee's interest. Such amendment would require, consistent with the law of the related State, filings at the state or county level for each Contract. As a result, the Seller will remain the lienholder on the certificate of title relating to the Manufactured Home. In some states, in the absence of such an amendment, execution or notation, the assignment to the Trustee of the security interest in the Manufactured Homes located therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Trustee is not perfected, such assignment of the security interest to the Trustee may not be effective against creditors of the Seller to the extent it continues to be specified as lienholder on any certificate of title or as secured party on any UCC filing, or against a trustee in bankruptcy of the Seller.

      Each Contract (other than a Land Secured Contract) will be "chattel paper" as defined in the UCC in effect in the jurisdiction in which the related Manufactured Home was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Trustee will have possession of the Contracts. In addition, the Seller will make appropriate filings of UCC-1 financing statements in the office of the Secretary of State of the state where its principal place of business is located to give notice of the Trustee's ownership of the Contracts. The Trustee's interest in the Contracts could, through the fraud or negligence of the Trustee, be defeated if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment.

      Further, because of the expenses and administrative inconvenience involved, the assignment of mortgages or deeds of trust to the Trustee may not be recorded with respect to the mortgages or deeds of trust securing each Land Secured Contract. Recordation of such assignments would require the Seller to retain counsel in the respective state, and make the appropriate filing at the local level. The failure to record the assignments to the Trustee of the mortgage securing Land Secured Contracts may result in the sale of such Contracts or the Trustee's rights in the land secured by the mortgage being ineffective against creditors of the Seller or against a trustee in bankruptcy of the Seller or against a subsequent purchaser of such Contracts from the Seller, without notice of the sale to the Trustee.

State and Federal Credit Protection Laws May Limit Collection of Principal and Interest on the Mortgage Loans.

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

      The Mortgage Loans may also be subject to Federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loan to damages and administrative enforcement. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

Ratings Are Not Recommendations. A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

      It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor.

A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

      There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a Credit Enhancer or a change in the rating of such Credit Enhancer's long term debt.

ERISA May Restrict the Acquisition, Ownership and Disposition of Securities.

      Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of Securities. See "ERISA CONSIDERATIONS" herein.

                          DESCRIPTION OF THE SECURITIES

General

      Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Issuer and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Mortgage Loans and/or Contracts, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

      The Originator may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

      The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

      Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be compound interest securities, variable interest securities, pac securities, zero coupon securities, principal only securities, interest only securities or participating securities. A Series may also include one or more Classes of subordinate securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. One or more Classes of a Series may be available in book-entry form only.

      Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

      Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited into the Collection Account. Such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See "THE TRUST FUNDS--Collection and Distribution Accounts" herein.

Payments of Interest

      The Securities of each Class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Loans, Contracts or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

      Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

      On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

      The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

      Furthermore, with respect to a Series of Certificates, as will be further described in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

Optional Redemption, Purchase or Termination

      One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on any Distribution Date by the related Originator, Servicer or Credit Enhancer or an affiliate thereof. Such redemption or repurchase may occur or on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, is less than a percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) will be set forth in the related Prospectus Supplement. In the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the Securities will be borne by the Holders. Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase.

      In addition, the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Primary Assets or otherwise, under other circumstances and in the manner specified in "THE AGREEMENTS--Termination " herein.

Weighted Average Life of the Securities

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under Primary Assets included in the Trust Fund for a Series is paid. Such repayment may be in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

      There is, however, no assurance that prepayment of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Mortgage Loans or Underlying Loans either from time to time or over the lives of such Mortgage Loans or Underlying Loans.
      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Mortgage Loans, Contracts or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable. If any Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 THE TRUST FUNDS

General

      The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets acquired from the Originator composed of (i) the Primary Assets, (ii) any Credit Enhancement, (iii) any Mortgaged Property that secured a Mortgage Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement. A maximum of 5% (by Cut-off Date Principal Balance) of the aggregate Primary Assets that are included in a Trust Fund as such Trust Fund will be constituted at the closing date will deviate from the characteristics that are described in the related Prospectus Supplement.

      The Securities will be non-recourse obligations secured by the related Trust Fund. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

      The Primary Assets for a Series will be acquired by the related Trust Fund from the related Originator, or may be acquired in the open market or in privately negotiated transactions. Mortgage Loans and/or Contracts relating to a Series will be serviced by the Servicer, which may be the Originator, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

      As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

      A Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement

      With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

      Primary Assets included in the Trust Fund for a Series may consist of any combination of Mortgage Loans, Contracts and Private Securities, to the extent and as specified in the related Prospectus Supplement. Some of the Mortgage Loans and/or Contracts may be delinquent to the extent and as specified in the related Prospectus Supplement. The percentage of those Mortgage Loans and/or Contracts which are delinquent shall not exceed 10% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. The following is a brief description of the Mortgage Loans and/or Contracts expected to be included in the related Trusts.

The Mortgage Loans

      Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of loans (the "Mortgage Loans") secured by mortgages on one- to four-family residential housing ("Single Family Properties"), including condominium units ("Condominium Units") and cooperative dwellings ("Cooperative Dwellings") which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

      The Mortgage Loans will generally consist of what are commonly referred to as "purchase money" loans, as distinguished from "home equity" loans. Both of these concepts refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien position, and "home equity" loans are typically (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Mortgage Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money" loan.

      A "purchase money" mortgage is a loan the proceeds of which are used to purchase the related mortgaged property; the proceeds of a "home equity" loan are not applied to the purchase of the related mortgaged property.

      The Mortgage Loans may be (i) "conventional" loans, that is, they will not be insured or guaranteed by any governmental agency, (ii) insured by the Federal Housing Authority ("FHA") or (iii) partially guaranteed by the Veteran's Administration, as specified in the related Prospectus Supplement. The Mortgage Loans may be either "closed-end" loans (i.e., loans which do not permit the related borrower to obtain the proceeds of future advances) or "open-end" loans (i.e., loans structured as lines of credit, which permit the related borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds). The Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the Mortgage Loans included in the Trust for a Series of Securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method, as described herein and in the related Prospectus Supplement. When a full principal prepayment is paid on a Mortgage Loan during a month, the Mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

      Payment Terms. The payment terms of the Mortgage Loans to be included in a Trust for a Series will be described in the related Prospectus Supplement and may include any of the following features of combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Loan Rate for a period of time of for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly Payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods. Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

      Amortization of the Mortgage Loans. The Mortgage Loans will provide for payments that are allocated to principal and interest according to either the actuarial method (an "Actuarial Mortgage Loan"), the simple interest method (a "Simple Interest Mortgage Loan") or the "Rule of 78s" method (a "Rule of 78s Mortgage Loan"), as set forth in the related Prospectus Supplement. The related Prospectus Supplement will set forth whether any of the Mortgage Loans will provide for deferred interest or negative amortization.

      An Actuarial Mortgage Loan provides for payments in level monthly installments (except, in the case of a Balloon Loan, the final payment) consisting of interest equal to one-twelfth of the applicable Loan Rate times the unpaid principal balance, with the remainder of such payment applied to principal.

      A Simple Interest Mortgage Loan provides for the amortization of the amount financed under such Mortgage Loan over a series of equal Monthly Payments (except, in the case of a Balloon Loan, the final payment). Each Monthly Payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan being multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

      Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

      Certain of the Mortgage Loans contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

      The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the related Mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

      The related Prospectus Supplement will specify whether or not Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

      The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

      The initial Combined Loan-to-Value Ratio of a Mortgage Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior loans.

      Additional Information. The selection criteria which will apply with respect to the Mortgage Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

      The Mortgage Loans for a Series may include Mortgage Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. The Mortgage Loans for a Series may include loans that do not have a specified stated maturity.

      The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Mortgage Loans; (b) the range and weighted average Loan Rate on the Mortgage Loans, and, in the case of adjustable rate loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Mortgage Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Mortgage Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other Credit Enhancement relating to the Mortgage Loans; (h) the geographic distribution of any Mortgaged Properties securing the Mortgage Loans; (i) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Mortgage Loans; (k) year of origination of the Mortgage Loans; and (l) the delinquency status of Mortgage Loans, including the duration and history of such delinquencies and the percentage of the of Mortgage Loans (by principal balance as of the Cut-off
Date) that are delinquent. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans for a Series.

      If specific information respecting the Mortgage Loans is not known at the time the related series of Securities initially is offered, information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities. A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Loans relating to such Series will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Contracts

      Contracts. Each Pool of Contracts in a Trust Fund ("Contract Pool") will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Seller. Each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. The Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. A "Fixed Retained Yield" in a Contract represents a specified portion of the interest payable thereon.

      The Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

      The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and net contract rates borne by such Contracts ("Net Contract Rates"), the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the range of such Contracts which had Loan-to-Value Ratios at the time of origination of the Contracts and the highest outstanding principal balance at origination of any such Contract.

      The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges. A maximum of 5% (by Cut-Off Date Aggregate Principal Balance) of the aggregate Contracts that are included in a Trust Fund will deviate from the characteristics that are described in the related Prospectus Supplement.

      The Contracts in a Trust Fund will generally have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. Contracts may have Due Dates which occur on a date other than the first of each month. The Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date.

      The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness.

      If specific information respecting the Contracts to be included in a Trust Fund is not known to the Sponsor at the time the Securities of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Securities.

Private Securities

      General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans and/or Contracts (the "Underlying Loans") or (b) collateralized obligations secured by Underlying

Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement and not purchased as part of the original distribution or (b) acquired in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of transfer (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

      Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

      The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. The PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

      The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

      Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

      Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities;

(vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Mortgage Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

      If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

      A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Credit Enhancement will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. The Trustee may invest the funds in the Collection and Distribution Accounts in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

Pre-Funding Accounts

      A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to acquire additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

      If a Pre-Funding Account is established, (a) the Pre-Funding Period will not exceed 90 days from the related closing date, (b) the additional Primary Assets to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such Prospectus Supplement, (c) the Pre-Funding Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering and (d) prior to the investment of the Pre-Funded Amount in additional Primary Assets, such Pre-Funded Amount will be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

      If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

      If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

                               CREDIT ENHANCEMENT

      If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of credit enhancement or combination thereof (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

Subordinate Securities

      Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

Insurance

      Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

      Pool Insurance Policy. The related Prospectus Supplement will describe any pool insurance policy obtained by the Depositor for the Mortgage Loans and/or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Mortgage Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

      Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Mortgaged Property securing a defaulted or foreclosed Mortgage Loan or the Manufactured Home underlying a Contract (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Mortgaged Property, or Manufactured Home, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property Manufactured Home or (ii) upon transfer of such Mortgaged Property or

Manufactured Home to the special hazard insurer, the unpaid principal balance of such Mortgage Loan or Contract at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Mortgaged Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Mortgaged Property or Manufactured Home. Any amount paid as the cost of repair of such Mortgaged Property or Manufactured Home will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the Mortgaged Property or replacement of the Manufactured Home with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Mortgaged Property be restored or Manufactured Home replaced before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, as applicable. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan or Contract under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan or Contract plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan or the Manufactured Home securing the Contract at an amount less than the then-outstanding principal balance of such Mortgage Loan or Contract. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan or Contract thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan or Contract exceeds the value so assigned to the Mortgaged Property or the Manufactured Home by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan or Contract can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" herein. If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or Contract or a reduction by such court of the principal amount of a Mortgage Loan or Contract and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Mortgage Loans and/or Contracts in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Mortgage Loans and/or Contracts, and will not be restored.

Reserve Funds

      The Depositor may deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Credit Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

      Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Credit Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

      Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

      If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

Deposit Agreement

      The Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                           SERVICING OF MORTGAGE LOANS

General

      Customary servicing functions with respect to Mortgage Loans and/or Contracts comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

      The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and/or Contracts and will, consistent with the terms of the related Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan or Contract and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the related payments (the "Scheduled Payments") are due (the "Due Dates") on such Mortgage Loan or Contract.

      The Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Mortgage Loans and/or Contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Mortgage Loans and/or Contracts may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Mortgage Loans and/or Contracts. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property securing the related Mortgage Loan or Manufactured Home securing the related Contract and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

      The Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation ("FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

      The funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. The Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

      The Servicer, the Depositor, the Trustee or the Originator, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Primary Assets due on or before such Cut-off Date):

            (i) All payments on account of principal, including prepayments, on such Primary Assets;

            (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

            (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

            (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the obligor in accordance with the related Agreement;

            (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

            (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

            (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Originator pursuant to the related Agreement.

      The Servicer may be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

            (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Mortgage Loans and/or Contracts (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property or Manufactured

      Home, as applicable) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

            (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

            (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property or Manufactured Home and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon to the Due Date for such Mortgage Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Mortgage Loan or Contract;

            (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

            (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

            (vi) to pay to the applicable person with respect to each Primary Asset or Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property") acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Originator pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

            (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

            (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

      In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Advances and Limitations Thereon

      The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Mortgage Loans and/or Contracts. The Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Mortgage Loans and/or Contracts which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Mortgage Loan or Contract, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance. The related Prospectus Supplement will specify the extent to which the Servicer will be required to maintain or to cause the obligor on each Mortgage Loan or Contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Mortgaged Property or Manufactured Home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Mortgage Loans and/or Contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Mortgaged Property or Manufactured Home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans and/or Contracts will be underwritten by different hazard insurers and will cover Mortgaged Properties and Manufactured Homes located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Mortgage Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property, to the extent available.

      The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans or Manufactured Home Securing a Contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property or Manufactured Home, including the improvements on any Mortgaged Property or Manufactured Home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(i) the actual cash value (the replacement cost less physical depreciation) of the Mortgaged Property or Manufactured Home, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Mortgaged Property or Manufactured Home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans and Manufactured Homes declines as the principal balances owing thereon decrease, and since the value of the Mortgaged Properties or Manufactured Home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Mortgaged Property or Manufactured Home.

      Generally, coverage will be in an amount at least equal to the greater of
(i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Mortgage Loan or Contract. The Servicer may also maintain on REO Property that secured a defaulted Mortgage Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

      Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or Contracts, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO

Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Mortgage Loans

      The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Mortgage Loans or possession of the Manufactured Homes securing the Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure, repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the Mortgaged Property or Manufactured Home unless it determines that (i) such restoration, repossession or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan or Contract available to the Holders after reimbursement to itself for such expenses and
(ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

      The Servicer may arrange with the obligor on a defaulted Mortgage Loan or Contract a modification of such Mortgage Loan or Contract (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

      When any Mortgaged Property is about to be conveyed by the obligor, the Servicer may, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Mortgage Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Mortgage Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

      The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Mortgaged Property in connection with defaulted Mortgage Loans or Manufactured Homes in connection with a defaulted Contract, as will be further specified in the related Prospectus Supplement,.

      The Servicer may pay certain expenses incurred in connection with the servicing of the Mortgage Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

      When an obligor makes a principal prepayment in full between Due Dates on the related Mortgage Loan or Contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Mortgage Loan or Contract (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

      The Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Mortgage Loan or Contract which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Mortgage Loan or Contract, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

      The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, may be subordinate to the rights of Holders of such Series as set forth in the related Agreement.

Evidence as to Compliance

      The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and/or Contracts by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

      The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

      The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

      If an event of default ("Event of Default") occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS-- Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

      The related Agreement will specify the circumstances under which the Servicer may assign its rights and delegate its duties and obligations thereunder for each Series, which generally will require that the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

      Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

      The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

      General. At the time of issuance of the Securities of a Series, the Originator will transfer, convey and assign to the Trust Fund all right, title and interest of the Originator in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any interests in the Trust Fund retained by the Depositor or its affiliate ("Retained Interests")). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

      Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or the Custodian will hold such documents in trust for the benefit of the Holders.

      With respect to Mortgage Loans secured by Mortgages and to the extent described in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Mortgage Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loans. The Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may require the Originator to repurchase from the Trustee any Mortgage Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The related Prospectus Supplement will specify whether or not the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

      Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Mortgage Loan is an adjustable rate Mortgage Loan, the Lifetime Rate Cap, if any, and the current index.

      Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. The related Prospectus Supplement will specify whether or not the Trustee will be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

      Repurchase and Substitution of Non-Conforming Primary Assets. If any document required to be in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within a period not to exceed 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Originator does not cure such defect within a period not to exceed 90 days, the Depositor or Originator will, not later than a period not to exceed 90 days after the Trustee's notice to the Depositor or the Originator, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price generally equal to, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and
(ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      The Depositor or Originator, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

      Any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

      The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

      The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

      The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Originator of such Primary Assets. See "SPECIAL CONSIDERATIONS--Limited Assets" herein.

      No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

      The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

            (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

            (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

            (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

            (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

            (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

            (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

            (vii) the book value of any REO Property acquired by the related Trust Fund; and

            (viii) such other information as specified in the related Agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i),
(ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS --Evidence as to Compliance" herein.

      A Series of Securities or one or more Classes of such Series may be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Events of Default; Rights Upon Event of Default

      Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans and/or Contracts generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      The related Agreement will specify the circumstances under which the Trustee of the Holders of Securities may remove the Servicer upon the occurrence and continuance of an Event of Default thereunder relating to the servicing of Mortgage Loans and/or Contracts (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

      In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing

Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

      During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

      Indenture. Events of Default under the Indenture for each Series of Notes generally include: (i) a default in the payment of any principal of or interest on any Note of such Series, which continues for the period of time specified in the related Prospectus Supplement; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

      If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

      If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

      In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

The Trustee

      The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

      The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

      The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

      The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of Agreement

      The Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Mortgage Loans and/or Contracts), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Credit Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Originator, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

Voting Rights

      The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

      Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

      No Agreement will provide for the holding of any annual or other meeting of Holders.

Form of Securities

      The Securities in each Series will either be issued as physical certificates or in uncertificated book-entry form. Physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge.

      If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

      Under a book-entry format, Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of the Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Holders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Holders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Holders. Unless and until Physical Securities are issued, it is anticipated that the only Holder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Holders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Holders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Holders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders. Accordingly, although Holders will not process Securities, the rules provide a mechanism by which Holders will receive distributions and will be able to transfer their interests.

      Unless and until Physical Certificates are issued, Holders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Holders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

      DTC in general advises that it will take any action permitted to be taken by a Holder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Holders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

      Any Securities initially registered as Physical Certificates in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Holders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for re-registration, the Trustee will take the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Holders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Holders.

REMIC Administrator

      For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

      Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset; (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement; or (iii) the mandatory termination of the Trust by the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement by soliciting competitive bids for the purchase of the Primary Assets of the related Trust Fund

      Repurchase of the Remaining Primary Assets. The Agreement for each Series may permit, but not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date.

      Mandatory Termination; Auction Sale. The Trustee, the Servicer or the related Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate.

      The mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) are received as specified in the related Agreement, the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Mortgage Loans and/or Contracts. If satisfactory bids are not received, such party shall decline to sell the Mortgage Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans and/or Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

      In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. The Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

      Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries of certain legal aspects of Mortgage Loans and Contracts, which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Mortgage Loans are situated.

General

      The Mortgage Loans will be represented by a Note and an accompanying Mortgage. Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Mortgage Loan; pursuant to the Mortgage, such indebtedness is secured by a lien on the related Mortgaged Property.

Enforcement of the Note

      Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Mortgage Loan. In certain states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the Note.

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

      Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

      Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan

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is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such a s the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Security Interests

      Real Estate Mortgages. The Mortgage Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the Mortgaged Property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a Mortgage Loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the Mortgaged Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

      Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the Mortgaged Property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property and sent to all parties having an interest of record in the Mortgaged Property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may,

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

during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the Mortgaged Property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Property at a foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the Mortgaged Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Mortgaged Property. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Property may not equal the lender's investment in the Mortgaged Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the Mortgaged Property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the Mortgaged Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Mortgaged Property after a trustee's sale under a deed of trust.

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


      Junior Mortgages; Rights of Senior Mortgages. The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Mortgaged Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the Mortgaged Property are damaged or destroyed by fire or other casualty, or in the event the Mortgaged Property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Mortgaged Property and, when due, all encumbrances, charges and liens on the Mortgaged Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Mortgaged Property, to maintain and repair the Mortgaged Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Mortgaged Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

      Due-On-Sale Clauses in Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real Mortgaged Property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation ("FHLMC") has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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      Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

      Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the Mortgaged Property or the borrower's execution of secondary financing affecting the Mortgaged Property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Tide V. Tide V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Security Interests in Personal Property and Fixtures. A portion of each Mortgaged Property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related Mortgage Loan were applied to property improvements, although any Mortgaged Property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such personal property must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

      Enforcement of Security Interest in Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess such property securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

      Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

General -- Contracts

General

      As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

      The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Sponsor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

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


Security Interests in the Manufactured Homes

      The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Sponsor. With respect to a Series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

      The Sponsor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Sponsor nor the Trustee will amend the Certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Sponsor nor the Servicer will deliver the Securities of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the seller) which continue to be named as the secured party on the certificate of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Seller) or a trustee in bankruptcy of the Servicer (or the Seller).

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

      In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the

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Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

      The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder.

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The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

      The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

      In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Seller will represent that all of the Contracts comply with applicable usury law.

Formaldehyde Litigation with Respect to Contracts

      A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Securityholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from

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such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Mortgage Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Any shortfalls in interest collections on Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated in the manner set forth in the related Agreement.

                                  THE DEPOSITOR

General

      The Depositor was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The Depositor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630. Its telephone number is (704) 373-6611.

      The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                 USE OF PROCEEDS

      The net proceeds from the sale of each Series of Securities will be applied to one or more of the following purposes: (i) to acquire the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. The acquisition of the Primary Assets for a Series may be effected by an exchange of Securities with the Originator of such Primary Assets.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Securities.

      The following discussion addresses securities of five general types: (i) securities ("Grantor Trust Securities") representing interests in a trust (a "Grantor Trust") which the Company will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"); (ii) securities ("REMIC Securities") representing interests in a trust, or a portion thereof, which the Company will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; (iv) securities ("Partnership Interests") representing interests in a trust (a "Partnership") that is intended to be treated as a partnership under the Code; and (v) securities ("FASIT Securities") representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

      The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to Classes of Securities that do not have a principal balance.

Grantor Trust Securities

      With respect to each series of Grantor Trust Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the related Grantor Trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans and/or Contracts included in the Grantor Trust.

      For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans and/or Contracts constituting the related Grantor Trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans and/or Contracts constituting the related Grantor Trust and interest paid to the beneficial owners of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust will be referred to as a "Grantor Trust Strip Security."

Taxation of Beneficial Owners of Grantor Trust Securities

      Beneficial owners of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans and/or Contracts

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

(including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a beneficial owner acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such beneficial owner's miscellaneous itemized deductions exceeds 2% of such beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

      Beneficial owners of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a beneficial owner will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

      Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and/or Contracts and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

Sales of Grantor Trust Securities

      Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the Originator (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

      The Trustee will furnish to each beneficial owner of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and/or Contracts and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each beneficial owner during such year such customary factual information as the Master Servicer deems necessary or desirable to enable beneficial owners of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

      If provided in a related Prospectus Supplement, an election will be made to treat a Trust as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a REMIC for federal income tax purposes. A Trust for which a REMIC election is made will

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

be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

      A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the beneficial owners of the Securities of that series, as described below.

      Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

      REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

      Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. beneficial owners of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

      Daily Portions. Except as indicated below, a beneficial owner of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the beneficial owner owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual beneficial owners (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.

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


      The requirement that each beneficial owner of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the beneficial owner of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

      The Trustee will provide to beneficial owners of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

      Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

      Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

      A beneficial owner of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

      Basis Rules and Distributions. A beneficial owner of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a beneficial owner is not included in gross income to the extent it does not exceed such beneficial owner's basis in the REMIC Residual

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


Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

      A beneficial owner of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such beneficial owner's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

      Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a beneficial owner of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

      In general, beneficial owners of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a beneficial owner of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

      The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

      In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

      Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such beneficial owner only to the extent that such fees, along with certain of such beneficial owner's other miscellaneous itemized deductions exceed 2% of such beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such beneficial owner's alternative minimum tax liability. A beneficial owner's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a

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pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on such day.

Taxes on a REMIC Trust

      Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

      Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

      Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

      General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

      Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such beneficial owner's income. In addition, gain recognized on such a sale by a beneficial owner of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

      If a beneficial owner of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence

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

does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

      Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

      The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

      The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

      The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of

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the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

      Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the beneficial owners of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each beneficial owner that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to beneficial owners of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a beneficial owner of a REMIC Residual Security or in a fiduciary capacity. Each beneficial owner of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

      Each beneficial owner of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

Termination

      In general, no special tax consequences will apply to a beneficial owner of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a beneficial owner of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

General

      With respect to each series of Debt Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the Securities will be classified as debt secured by the related Mortgage Loans and/or Contracts. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans and/or Contracts or the Trust. Beneficial owners will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

      As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

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


Sale or Exchange

      If a beneficial owner of a Debt Security sells or exchanges such Security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

      In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Partnership Interests

      With respect to each series of Partnership Interests, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Partnership Interest will generally be treated as the owner of an interest in the Mortgage Loans and/or Contracts.

Special Tax Attributes

      As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Partnership Interests.

Taxation of Beneficial Owners of Partnership Interests

      If the Trust is treated as a partnership for Federal Income Tax Purposes, the Trust will not be subject to federal income tax. Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents).

      The Trust's assets will be the assets of the partnership. The Trust's income will consist primarily of interest and finance charges earned on the underlying Mortgage Loans. The Trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Trust, servicing and other fees, and losses or deductions upon collection or disposition of the Trust's assets.

      In certain instances, the Trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

      Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      Under section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter,

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the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

      Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Trust. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

      Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under section 754 of the Code.

Partnership Reporting Matters

      The Owner Trustee is required to (i) keep complete and accurate books of the Trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and (iii) report each beneficial owner of a Partnership Interest's allocable share of items of Trust income and expense to beneficial owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Interests. Generally, beneficial owners of a Partnership Interests must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the beneficial owner of a Partnership Interest notifies the IRS of all such inconsistencies.

      Under section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Interests so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Interests that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Partnership Interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

      The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a Partnership Interests, and, under certain circumstances, a beneficial owner of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also

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

result in an audit of the beneficial owner of a Partnership Interest's returns and adjustments of items note related to the income and losses of the Trust.

FASIT Securities

      If provided in a related Prospectus Supplement, an election will be made to treat the Trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of Securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a FASIT for federal income tax purposes. A Trust for which a FASIT election is made will be referred to herein as a "FASIT Trust." The Securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT Trust except that one separate class will be designated as the "ownership interest" in the FASIT Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT Regular Security) or an ownership interest (a FASIT Ownership Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

Special Tax Attributes

      FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Mortgage Loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for such treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities

      A FASIT Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a FASIT Regular Security will be treated as ordinary income to the beneficial owner, and principal payments (other than principal payments that do not exceed accrued market discount) on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT Regular Securities, regardless of the method of accounting otherwise used by such beneficial owners. See discussion of "Discount and Premium" below.

      In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the initial issuance of the FASIT Securities) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is

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


less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code (sections 860H through 860L) also require the FASIT ownership interest and certain "high-yield regular interests" (described below) to be held only by certain fully taxable domestic corporations.

      Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

      In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher than the related applicable Federal rate (as defined in Code section 1274(d)). In order to meet the 30 year maturity requirement, the FASIT Regular Securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT Regular Securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "high-yield regular interest." A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

      If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds Mortgage Loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

      Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (i) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage, (b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a Class of FASIT regular interests; (ii) the receipt of income from nonpermitted assets; (iii) the receipt of compensation for services; or
(iv) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on such transactions

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could be collected from the FASIT Trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

      DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

Discount and Premium

      A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

      In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

      Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

      Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

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      Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Depositor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Depositor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

      Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Securities. The Trustee will report original issue discount based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.

      Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

      A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

Market Discount

      A beneficial owner that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the

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aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either
(i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Securities information necessary to compute the accrual of market discount.

      Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized. Securities Purchased at a Premium

      A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and
(ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

      Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to beneficial owners of such Securities in accordance with the rules described in the preceding paragraph.

Special Election

      For any Security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or

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acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

      Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

      The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

      The Withholding Regulations would require, in the case of Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

Grantor Trust Securities and REMIC Regular Securities

      Distributions made on a Grantor Trust Security, Debt Security or a REMIC Regular Security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

REMIC Residual Securities and FASIT Ownership Securities

      Amounts distributed to a beneficial owner of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security or a FASIT Ownership Security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities, Debt Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations

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directly underlying the REMIC or FASIT Trust that issued the REMIC Residual
Security or FASIT Ownership Security (e.g., Mortgage Loans or regular interests in another REMIC or FASIT) were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions" herein.

Partnership Interests

      Depending upon the particular terms of the Trust Agreement and Sale and Servicing Agreement, a Trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes and the Trust is treated as a partnership, the income of the Trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Trust is notified that a beneficial owner of a Partnership Interest is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not in a U.S. trade or business.

FASIT Regular Securities

      Certain "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such high-yield FASIT Regular Securities for federal income tax purposes. The Pooling and Servicing Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

GENERAL

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations discussed below, subject to the provisions of

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other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities, if the assets of the Trust were deemed to be assets of the Plan. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

      The DOL has issued to various underwriters individual prohibited transaction exemptions (the "Underwriter Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

      Among the conditions that must be satisfied in order for the Underwriter Exemptions to apply to offered certificates are the following:

      (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

      (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit
            Rating Co. ("D&P") or Fitch;

      (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

      (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the loans to the trust estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933; and

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      (7)   in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

      The trust estate must also meet the following requirements:

      (i) the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

      (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

      Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

      In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

      The Underwriter Exemptions will not be available for Securities which are Notes. However, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. The acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction, if such acquisition and holding of Notes by or on behalf of a Plan were deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its purchase and holding of such Note will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

CONSULTATION WITH COUNSEL

      The Prospectus Supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of Securities to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The related Prospectus Supplement will describe whether or not the Securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The Depositor may offer each Series of Securities through First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of First Union in any offering will comply with Schedule E to the bylaws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. First Union is an affiliate of the Depositor.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Securities will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York or such other counsel identified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      The Depositor has determined that its financial statements are not material to the offering made hereby.

      A new Trust will be formed to own the Primary Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

      A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

                                GLOSSARY OF TERMS

      The following are abbreviated definitions of certain capitalized terms used in this Prospectus. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

      "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

      "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Mortgage Loan and for any other purposes in servicing such Mortgage Loan.

      "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

      "Appraised Value" means, with respect to property securing a Mortgage Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Mortgage Loan or sales price of such property at such time.

      "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

      "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

      "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

      "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

      "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

      "Certificate" means the Asset-Backed Certificates.

      "Class" means a Class of Securities of a Series.

      "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

      "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

      "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

      "Combined Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior loans on the related Mortgaged Property.

      "Commission" means the Securities and Exchange Commission.

      "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

      "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

      "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

      "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

      "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

      "Condominium Loan" means a Mortgage Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

      "Condominium Unit" means an individual housing unit in a Condominium Building.

      "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

      "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

      "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

      "Credit Enhancement" means the credit enhancement for a Series, if any, specified in the related Prospectus Supplement.

      "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

      "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

      "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Mortgage Loan during a specified period over the amount of interest required to be paid by an obligor on such Mortgage Loan on the related Due Date.

      "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

      "Depositor" means Residential Asset Funding Corporation

      "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

      "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

      "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

      "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

      "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

       "Credit Enhancer" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Account" means an account, established and maintained by the Servicer for a Mortgage Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

      "FNMA" means the Federal National Mortgage Association.

      "Holder" means the person or entity in whose name a Security is registered.

      "Home Improvements" means the home improvements financed by a Mortgage
Loan.

       "HUD" means the United States Department of Housing and Urban
Development.

      "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

      "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

      "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Mortgage Loan or Mortgaged Property.

      "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

      "IRS" means the Internal Revenue Service.

      "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Mortgage Loan.

      "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Mortgage Loan, net of liquidation expenses.

      "Loan Rate" means the interest rate borne by a Mortgage Loan.

      "Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement.

      "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

      "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

      "Modification" means a change in any term of a Mortgage Loan.

      "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

      "Mortgaged Property" means residential properties securing a Mortgage
Loan.

      "Mortgage Loan" means a loan secured by a Mortgaged Property.

      "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

      "Mortgagor" means the obligor on a Mortgage Note.

      "1986 Act" means the Tax Reform Act of 1986.

      "Notes" means the Asset-Backed Notes.

      "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

      "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

      "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

      "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

      "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

      "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Mortgage Loans) and the Trustee.

      "Primary Assets" means the Private Securities, the Mortgage Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Mortgage Loan, as the case may be.

      "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

      "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

      "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

      "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

      "PS Servicer" means the servicer of the Underlying Loans.

      "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

      "PS Trustee" means the trustee designated under a PS Agreement.

      "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

      "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

      "Regular Interest" means a regular interest in a REMIC.

      "REMIC" means a real estate mortgage investment conduit.

      "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

      "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

      "REO Property" means real property which secured a defaulted Mortgage Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

      "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

      "Residual Interest" means a residual interest in a REMIC.

      "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

      "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

      "Securities" means the Notes or the Certificates.

      "Originator" means the originator or acquiror of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

      "Senior Securityholder" means a holder of a Senior Security.

      "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

      "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

      "Servicer" means, with respect to a Series relating to Mortgage Loans, the Person if any, designated in the related Prospectus Supplement to service Mortgage Loans for that Series, or the successors or assigns of such Person.

      "Single Family Property" means property securing a Mortgage Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

      "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

      "Subordinate Securityholder" means a Holder of a Subordinate Security.

      "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

      "Trustee" means the trustee under the applicable Agreement and its successors.

      "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

      "UCC" means the Uniform Commercial Code.

      "Underlying Loans" means loans of the type eligible to be Mortgage Loans underlying or securing Private Securities.

      "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

      "Zero Coupon Security" means a Security entitled to receive payments of principal only.







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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----


SUMMARY OF PROSPECTUS........................................................5


RISK FACTORS................................................................17


DESCRIPTION OF THE SECURITIES...............................................22


THE TRUST FUNDS.............................................................25


CREDIT ENHANCEMENT..........................................................33


SERVICING OF MORTGAGE LOANS.................................................35


THE AGREEMENTS..............................................................41


CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................50


THE DEPOSITOR...............................................................60


USE OF PROCEEDS.............................................................60


MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................61


STATE TAX CONSIDERATIONS....................................................77


ERISA CONSIDERATIONS........................................................77


LEGAL INVESTMENT............................................................80


PLAN OF DISTRIBUTION........................................................80


LEGAL MATTERS...............................................................80


FINANCIAL INFORMATION.......................................................80


GLOSSARY OF TERMS...........................................................81

                            INDEX OF PRINCIPAL TERMS

      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Actuarial Mortgage Loan.....................................................27
Agreement....................................................................5
APR.........................................................................29
ARM Loans...................................................................18
Balloon Loan.................................................................9
bankruptcy bond.............................................................34
Book-Entry Securities.......................................................48
Business Day................................................................12
Capitalized Interest Account................................................12
Cede........................................................................48
CERCLA......................................................................20
Certificate Schedule........................................................42
Certificates..............................................................1, 5
Class........................................................................2
Code........................................................................61
Collection Account..........................................................10
Combined Loan-to-Value Ratio.................................................9
Commission...................................................................3
Condominium Units...........................................................26
Contract Rate...............................................................29
Contracts...................................................................29
Cooperative Dwellings.......................................................26
Credit Enhancement..........................................................12
Credit Enhancer.............................................................11
Current Interest Rates.......................................................9
Custodian...................................................................41
Cut-Off Date.................................................................8
Cut-Off Date Aggregate Principal Balance....................................30
D&P.........................................................................78
Debt Securities.........................................................14, 61
Deferred Interest...........................................................30
Deleted Primary Asset.......................................................42
Deposit Agreement...........................................................13
Depositor....................................................................1
Depositor Securities........................................................60
Distribution Account........................................................11
Distribution Date............................................................2
DOL.........................................................................78
Due Date....................................................................30
Eligible Investments....................................................12, 32
ERISA.......................................................................14
Escrow Accounts.............................................................35
Event of Default............................................................40
Exchange Act.................................................................4
FASIT...................................................................14, 61
FASIT High-Yield Securities.................................................14
FASIT Ownership Security....................................................14
FASIT Regular Securities....................................................14
FASIT Securities............................................................61
FDIC........................................................................36
FHA.........................................................................26

FHLMC.......................................................................54
Final Scheduled Distribution Date............................................6
First Union.................................................................80
fully taxable bonds.........................................................75
Garn-St. Germain Act........................................................54
Grantor Trust...............................................................61
Grantor Trust Securities....................................................14
Holders......................................................................3
Indenture...................................................................22
Indirect Participant........................................................48
IRS.........................................................................62
Issuer.......................................................................5
Lifetime Rate Caps...........................................................9
Liquidation Proceeds........................................................36
Loan Rate....................................................................9
Loan Schedule...............................................................42
Loan-to-Value Ratio......................................................9, 30
Minimum Principal Payment Agreement.........................................13
Modification................................................................39
Mortgage Loans........................................................1, 8, 26
Notes.....................................................................1, 5
Notional Amount..............................................................6
Originator...................................................................1
OTS.........................................................................55
Owner Trust..................................................................5
Owner Trustee................................................................6
PAC..........................................................................5
Participants................................................................48
Partnership.................................................................61
Partnership Interests...................................................14, 61
Physical Certificates.......................................................48
Plan........................................................................77
Plan Assets Regulation......................................................78
Pool.........................................................................1
Pooling and Servicing Agreement.............................................22
Pre-Funded Amount...........................................................11
Pre-Funding Account.........................................................11
Pre-Funding Period..........................................................11
Premium Security............................................................75
Prepayment Assumption.......................................................73
Primary Assets...............................................................1
Prospectus Supplements.......................................................1
PS Agreement................................................................31
PS Servicer.................................................................10
PS Sponsor..................................................................10
PS Trustee..................................................................10
PTCE........................................................................79
Qualifying Substitute Primary Asset.........................................42
Rating Agency...............................................................12
REMIC...................................................................14, 61
REMIC Regular Securities....................................................14
REMIC Regulations...........................................................63
REMIC Residual Securities...................................................14
REMIC Securities............................................................61
REO Property................................................................37
Reserve Fund................................................................13

Restricted Group............................................................79
Retained Interests..........................................................41
Rule of 78s Mortgage Loan...................................................27
Securities...................................................................1
Security Registrar..........................................................48
Series.......................................................................1
Servicer.....................................................................1
Servicing Agreement.........................................................25
Servicing Fee...............................................................14
Settlement Date.............................................................63
Simple Interest Mortgage Loan...............................................27
Single Family Properties....................................................26
SMMEA.......................................................................15
Title I Program.............................................................28
Title V.................................................................55, 59
Trust Agreement..............................................................5
Trust Fund...................................................................1
Trustee......................................................................5
UCC.....................................................................48, 56
Underlying Loans.............................................................9
Underwriter Exemptions......................................................78